UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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STAMPS.COM INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800
Dear Stockholder:
You are cordially invited to virtually attend the 2021 Annual Meeting of Stockholders of Stamps.com Inc. (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Daylight Savings Time on Wednesday, June 9, 2021. This year's Annual Meeting will be a "virtual meeting" conducted solely online. You will be able to attend the Annual Meeting online by logging in at www.virtualshareholdermeeting.com/STMP2021.
Your vote at the Annual Meeting is important to us. At the Annual Meeting, you will be asked (i) to elect two Class I directors, (ii) to approve, on a non-binding advisory basis, the fiscal year 2020 compensation of our named executive officers, and (iii) to ratify the selection of our independent auditors for 2021. The accompanying Notice of 2021 Annual Meeting of Stockholders and proxy statement provides information on how to participate in the Annual Meeting, how to vote your shares, and describes the matters to be presented at the Annual Meeting.
Our board of directors unanimously recommends that stockholders vote in favor of (i) the election of the nominated directors, (ii) the resolution approving, on a non-binding advisory basis, the fiscal year 2020 compensation of our named executive officers, and (iii) the ratification of our independent auditors for 2021.
Whether or not you plan to virtually attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope, or transmit your voting instructions via telephone or the Internet, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. Please note that if your stock is held by a bank, broker or other nominee, you must follow the instructions you receive from your bank, broker or other nominee, to have your stock voted. You may virtually attend the Annual Meeting and vote at such meeting even if you have previously returned your proxy card.
Sincerely,

/s/ Ken McBride

Ken McBride
Chief Executive Officer
Los Angeles, California
May 3, 2021

1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2021
TO THE STOCKHOLDERS OF STAMPS.COM INC.:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Stamps.com Inc., a Delaware corporation, will be held on June 9, 2021, beginning at 10:00 a.m. Pacific Daylight Savings Time. This year's Annual Meeting will be a "virtual meeting" conducted solely online. You will be able to attend the Annual Meeting online by logging in at www.virtualshareholdermeeting.com/STMP2021. The Annual Meeting is being called for the following purposes:
1.    To elect two Class I directors to serve for a three-year term ending at the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;
2.    To approve, on a non-binding advisory basis, the fiscal year 2020 compensation of our named executive officers; and
3.    To ratify the appointment of Ernst & Young LLP as our independent auditors for 2021.
The foregoing matters are described in more detail in the enclosed proxy statement. Our board of directors has fixed the close of business on April 12, 2021 as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any and all postponements or adjournments thereof. Only those stockholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders will be available for examination by any stockholder commencing no later than May 29, 2021 at our headquarters at 1990 E. Grand Ave., El Segundo, California 90245. If you would like to view the list, please contact our Investor Relations Department to schedule an appointment by calling (310) 482-5830. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.
All stockholders are cordially invited to virtually attend the Annual Meeting. Whether or not you plan to attend, please sign and return the enclosed proxy card in the envelope enclosed for your convenience, or transmit your voting instructions via telephone or the Internet, as promptly as possible. Please note that if your stock is held by a bank, broker or other nominee, you must follow the instructions you receive from your bank, broker or other nominee, to have your stock voted. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time before the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ MATTHEW A. LIPSON
Matthew A. Lipson
Chief Legal Officer and Secretary
Los Angeles, California
May 3, 2021

Important Notice Regarding Availability of Proxy Materials
for the 2021 Annual Meeting of Stockholders to be Held on June 9, 2021
Our notice of annual meeting, proxy statement and annual report on Form 10-K are available on the Internet at http://investor.stamps.com/sec-filings.

1990 E. Grand Avenue
El Segundo, CA 90245
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2021
GENERAL INFORMATION
General
    The enclosed proxy is solicited on behalf of the board of directors (our "Board") of Stamps.com Inc., for use at our Annual Meeting of Stockholders to be held on June 9, 2021 and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will begin at 10:00 a.m. Pacific Daylight Savings Time and will be conducted as a "virtual meeting" via live webcast on the Internet. There will be no physical location for stockholders to attend. Stockholders may only participate by logging in at www.virtualshareholdermeeting.com/STMP2021. To participate in the 2021 Annual Meeting, you will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 3, 2021.
Voting and Proxies
    Only holders of record of our common stock at the close of business on April 12, 2021 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 18,359,548 shares of our common stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of common stock held that was issued and outstanding as of the Record Date. A majority of the outstanding shares of our common stock, virtually present at the meeting or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.
    All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
    If you properly sign and return the enclosed form of proxy or transmit your voting instructions via telephone or Internet, then your shares represented will be voted at the Annual Meeting in accordance with your specified instructions. If you do not specify how your shares are to be voted, your shares will be voted (i) FOR the election of the directors proposed by our Board, (ii) FOR the resolution approving, on a non-binding advisory basis, the fiscal year 2020 compensation of our named executive officers, and (iii) FOR the ratification of our independent auditors for 2021.
    If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted. If your shares are held by a broker, then the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct.
    A broker non-vote occurs when a bank, broker, or other nominee submits a proxy card with respect to shares it holds in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the bank, broker, or other nominee has not received voting instructions from the beneficial owner. Under the rules that govern banks, brokers, or nominees who are voting with respect to shares held in street name, banks, brokers, or nominees have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of independent auditors is a routine matter. The election of directors and the advisory vote on executive compensation are non-routine matters.
Revocation of Proxies
    If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
    If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by: (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked; (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the Annual Meeting; or (iii) virtually attending and voting at the Annual Meeting itself. Registered stockholders may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the Internet.
Solicitation
    We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the notice of annual meeting, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for costs incurred in forwarding the solicitation materials to such beneficial owners. We intend to solicit proxies by mail, telephone and Internet. No additional compensation will be paid to these individuals for soliciting. We intend to post this proxy statement and our 2020 Annual Report on Form 10-K on our website (http://investor.stamps.com/sec-filings) for public review. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so.
Annual Meeting Attendance
    The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Pacific Daylight Savings Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time.
    As the Annual Meeting is being conducted via an audio webcast, there is no physical meeting location. To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/STMP2021. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. If you encounter any technical difficulties accessing the virtual meeting, a toll-free number will be available to assist.
    If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. As a beneficial owner, you also have the right to vote your shares online during the virtual Annual Meeting. We will not be required to allow access to the Annual Meeting to anyone that does not log in at www.virtualshareholdermeeting.com/STMP2021 with valid credentials.

    Once online access to the Annual Meeting is open, shareholders may submit questions, if any, on www.virtualshareholdermeeting.com/STMP2021. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. As appropriate, we may answer some questions in writing and post the answers on our website following the Annual Meeting. You may vote your shares at the Annual Meeting even if you have previously submitted your vote.

Our Choice to Hold a Virtual Meeting this Year
    Our Board decided to hold the Annual Meeting virtually last year in response to public health concerns over, and state and local prohibitions on, large gatherings of people in order to help limit potential transmission of COVID-19. As the COVID-19 pandemic continues, our Board decided to hold this year's Annual Meeting virtually due to the same public health concerns. Furthermore, our experience last year with a virtual meeting demonstrated that the goals of accessibility and stockholder participation can be well served by the virtual format. Our Board will consider the annual meeting format in future years in light of the anticipated circumstances at the time and may choose to hold future annual meetings via either a virtual or a hybrid method for reasons unrelated to social distancing and health concerns.
Deadline for Receipt of Stockholder Proposals / Nominations
    Under Securities and Exchange Commission ("SEC") Rule 14a-8, proposals of stockholders that are intended to be presented by such stockholders at our 2022 annual meeting of stockholders and included in the proxy statement and form of proxy relating to that meeting must be received no later than January 3, 2022. Stockholders wishing to submit proposals for the 2022 annual meeting of stockholders outside of Rule 14a-8 may do so if the proposal was timely received by us under our bylaws, as calculated below. In addition, subject to SEC Rule 14a-4(c), the proxy solicited by our Board for the 2022 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if notice of the proposal was not timely received by us under our bylaws, as calculated below. Our bylaws provide that to be timely, notice of a nomination for director or other proposal must be delivered to or mailed and received at our principal executive offices not less than 120 days nor more than 150 days before the one year anniversary of the date of the preceding year's annual meeting (unless the date of the annual meeting is more than 30 days in advance, or 60 days after, the anniversary of prior year’s annual meeting). For our 2022 annual meeting of stockholders, to be timely stockholders must submit a nomination for director or other proposal no later than February 9, 2022, and no earlier than January 10, 2022.

PROPOSAL ONE: ELECTION OF DIRECTORS

General
Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our Board currently consists of six members.
Our six member Board is currently divided into three classes comprised of two Class I directors, two Class II directors and two Class III directors.
Class I, the class whose term of office expires at the Annual Meeting, currently consists of two directors. The directors elected to this class will serve for a term of three years, beginning on the date of the Annual Meeting and expiring at the 2024 annual meeting of stockholders, or until their successors have been duly elected and qualified. Each of the nominees listed below is currently a director.
Each nominee for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by our Board to fill the vacancy.
Directors are elected by a plurality of the votes cast on the election of directors, which means that the nominees with the highest number of votes cast in their favor are elected as directors up to the maximum number of directors to be elected. Accordingly, a withhold vote or broker non-vote will have no effect on the outcome of this election. You may not cumulate votes in the election of directors.
Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.
Directors
    The following table sets forth certain information regarding our current directors as of April 12, 2021:

Name	Age	Position
Mohan P. Ananda (1)(2)(3)	74	Director
David C. Habiger (3)	52	Director
G. Bradford Jones (1)(2)	66	Director
Kate Ann May	54	Director
Kenneth T. McBride	53	Chairman of the Board, Chief Executive Officer and Director Nominee
Theodore R. Samuels, II (1)	66	Director and Director Nominee

(1) Member of the Audit Committee
(2) Member of the Nominating Committee
(3) Member of the Compensation Committee
    Each of our directors, including our current nominees, was nominated based on the assessment of our Nominating Committee and our Board that he or she has demonstrated: relevant business experience, excellent decision-making ability, good judgment, and personal integrity and reputation. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

Nominees For Term Ending at the 2024 Annual Meeting of Stockholders
G. Bradford Jones has been one of our directors since 1998.  Mr. Jones is a venture capital and real estate investor, and an advisory partner of Redpoint Ventures, a firm he co-founded in 1999.  Mr. Jones currently serves on the board of directors of one privately held company. In the past, he has served on the board of more than ten public companies and many private companies.  Mr. Jones received his B.A. in Chemistry from Harvard University, his M.A. in Physics from Harvard University and his J.D./M.B.A. from Stanford University. Mr. Jones' extensive experience with and knowledge of the technology industry, business management, investment management, finance and accounting, and his experience serving on the boards of directors of other companies are invaluable to our Board’s discussions regarding business strategy, accounting, technology, finance, cash management, capital allocation, and share repurchase strategies.
Kate Ann May joined our board of directors in March 2019. Ms. May currently serves as a consultant to the company and had served as the chief executive officer of our ShippingEasy subsidiary from the time we acquired it on July 1, 2016 until her resignation effective December 31, 2019.  Ms. May became the chief executive officer of ShippingEasy, Inc., then a fledgling Sydney-based start-up, in 2012. Prior to that, she was the founder and chief executive officer of Kidspot.com from 2005 to 2012. Ms. May has been a member of the board of directors of Alkuri Global Acquisition Corp. (Nasdaq:KURI), a publicly traded blank check company whose business purpose is to effect a business combination, since February 2021, where she sits on the audit committee and chairs the compensation committee. Ms. May earned her MBA with honors from the University of Texas. Ms. May brings to our Board her extensive experience in the technology industry in general and shipping and mailing technology in particular, as well as her experience as a business leader constructing successful business models around disruptive technologies and executing to bring exceptional returns to shareholders.
Unless otherwise instructed, the proxies will vote “for” the election of the nominees listed above.
Continuing Directors Whose Term Expires at the 2022 Annual Meeting of Stockholders
Mohan P. Ananda has been one of our directors since 1998.  Mr. Ananda is a founder, and currently serves as the chief executive officer and chairman of the board, of Ananda Enterprises, Inc., an investment and management consulting company, and has served there for more than five years. He is also currently serving as the executive chairman of the board of Second OpinionExpert, Inc., a healthcare technology company. From 1997 to 1998, Mr. Ananda served as our chief executive officer. From 1986 to 1996, Mr. Ananda was a partner of Ananda & Krause, a law firm.  Mr. Ananda also serves on the boards of directors of several privately held companies and previously served on the boards of directors of JAB Holdings Ltd and Envestnet. Mr. Ananda received his B.S. in Mechanical Engineering from Coimbature Institute of Technology in India, his M.S. in Aeronautics from the California Institute of Technology, his Ph.D. in Astrodynamics and Control from University of California, Los Angeles, and his J.D. from the University of West Los Angeles. Mr. Ananda was instrumental in the founding of our company and has extensive experience with the technology and industry of our PC Postage business, and that experience has proven invaluable for our Board.
David C. Habiger joined our board of directors in 2016. Beginning in March 2018, Mr. Habiger has served as Chief Executive Officer of JD Power, a market research and data analytics company. From 2012 to 2016, Mr. Habiger was the Chief Executive Officer and a director of Textura, a cloud-based provider of collaboration productivity and payment solutions. From July 2011 until its sale to Cisco Systems in August 2012, Mr. Habiger served as the Chief Executive Officer of NDS Group Ltd., a provider of video software and content security solutions. Previously, Mr. Habiger served as President and Chief Executive Officer of Sonic Solutions, a world leader in digital media tools and software. Mr. Habiger also serves on the boards of directors of the following public companies: Echo Global Logistics, Inc. (Nasdaq: ECHO), where he sits on the audit and compensation committees; GrubHub Inc. (NYSE: GRUB), where he sits on the audit and compensation committees; Xperi (Nasdaq: XPER), where he is Chairman and sits on the compensation and nominating committees; and Noble Rock Acquisition Corporation (Nasdaq: NRACU), where he sits on the compensation and nominating and corporate governance committees. Mr. Habiger also serves on the boards of directors of several private companies, and is Chairman of Sovos Compliance, a leading enterprise tax compliance software provider. Mr. Habiger is also a director on the Chicago Federal Reserve Board where he serves on the SABOR (Systems Activities, Bank Operations, and Risk) and the Governance & HR Committees for the Federal Reserve. Since January 1, 2015, Mr. Habiger had previously served on the boards of directors and compensation committees of the following public companies: Control4 Corp (Nasdaq: CNTRL) until August 2019, where he also served as the lead director; Enova International, Inc. (NYSE:

ENVA) until December 2017; Immersion Corp. (Nasdaq: IMMR) until June 2017; RealD Inc. (NYSE: RLD) until March 2016, where he also served on the nominating committee; Textura Corp. (NYSE: TXTR) until August 2016, where he also served on the audit committee and as chief executive officer; and DTS, Inc. (Nasdaq: DTSI) until December 2016, where he also served on the audit committee. Mr. Habiger’s extensive experience operating large organizations, including those that are publicly traded, and his knowledge of technology, business, accounting, and finance, as well as his experience serving on the boards of directors of other companies are invaluable to our Board’s discussions regarding business operations, executive compensation, business strategy, and finance.
Continuing Directors Whose Term Expires at the 2023 Annual Meeting of Stockholders
Kenneth T. McBride has served as our chief executive officer and a Board member since August 2001. Beginning in 1999, Mr. McBride has held various positions at our company: as President from 2001 until January 2012; as chief financial officer from August 2000 to January 2004; and as senior director and vice president of finance from 1999 to 2000. Mr. McBride has also been chairman of our Board since January 2012. From May 2015 through November 2018, Mr. McBride served on the board of directors of CafePress Inc., a recognized pioneer in the customized retail products industry. From August 2012 through January 2014, Mr. McBride served on the board of directors of LegalZoom.com, Inc., the leading provider of Internet-based legal services for small businesses and consumers, where he also served as the chairman of the audit committee, and as a member of the compensation committee. Mr. McBride holds a bachelor’s degree, with honors, and a master’s degree, in Electrical Engineering from Stanford University. Mr. McBride also holds an MBA from the Graduate School of Business at Stanford University.
Theodore R. Samuels, II joined our board of directors in 2017. From 1981 to his retirement in 2017, Mr. Samuels served the Capital Group Companies, an investment management company that grew to $1.4 trillion during Mr. Samuels's tenure, in a variety of capacities, including as the President of Capital Guardian Trust Company from 2010 to 2016. Mr. Samuels has also been a member of the boards of directors, audit, proxy and finance committees of Capital Group and certain of its affiliates from time to time. Mr. Samuels also serves on the boards of directors of the Perrigo Company plc, a healthcare company based in Ireland (NYSE: PRGO) where he is a member of the audit committee and the nominating & governance committee and has served on the remuneration committee, and Bristol Myers Squibb Company, a leading global biopharmaceutical company (NYSE: BMY), where he chairs the committee on directors and corporate governance, is a member of the audit committee and, since May 2021, has served as the lead independent director. Mr. Samuels is also on the board of Research Corporation Technologies, a private technology investment and management company. Mr. Samuels received an MBA from Harvard Business School. Mr. Samuels’ extensive experience with and knowledge of investment management, finance, accounting, and business strategy are invaluable to our Board’s discussions on accounting, technology, finance, business strategy, and cash management.
Recommendation of our Board
    Our Board unanimously recommends that you vote “FOR” the election of the nominees listed above.

BOARD COMMITTEES AND MEETINGS AND CORPORATE GOVERNANCE
Board Committees and Meetings
    Our Board held eight meetings during 2020. Each director attended 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during 2020. Our Board members are not required to attend our annual meetings of stockholders, and no director attended our annual meeting of stockholders in 2020. Our Board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, a Compensation Committee and a Nominating Committee.
    Audit Committee. The Audit Committee consists of three directors, Messrs. Ananda, Jones and Samuels, and is primarily responsible for hiring our independent auditors, approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Mr. Jones serves as the chairman of our Audit Committee. The Audit Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/corporate-governance/governance-documents. All members of the Audit Committee are, and during 2020 were, non-employee directors and “independent” pursuant to the rules of The NASDAQ Stock Market and SEC rules. In addition, our Board has determined that each of Messrs. Jones and Samuels is an "audit committee financial expert" as defined by applicable SEC rules. Our Audit Committee held five meetings during 2020.
    Compensation Committee. The Compensation Committee consisted of two directors, Messrs. Ananda and Habiger, throughout 2020. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our employee stock purchase plan and our stock incentive plan and to grant awards under our stock incentive plan. Mr. Habiger serves as the chairman of our Compensation Committee. All members of the Compensation Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. The Compensation Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/corporate-governance/governance-documents. The Compensation Committee will only delegate its authority to the extent consistent with our certificate of incorporation and bylaws and applicable laws, regulations and listing standards. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2020. The Compensation Committee held two meetings during 2020.
    Nominating Committee. The members of our Nominating Committee throughout 2020 were Messrs. Ananda and Jones. All members of the Nominating Committee are non-employee directors and are “independent” directors under the rules of The NASDAQ Stock Market. The Nominating Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/corporate-governance/governance-documents. The Nominating Committee held one meeting during 2020.
    The responsibilities of the Nominating Committee include (i) screening and recommending to our Board qualified candidates for election or appointment to our Board; (ii) recommending the number of members that shall serve on our Board; (iii) evaluating and reviewing the independence of existing and prospective directors; and (iv) reviewing and reporting on additional corporate governance matters as directed by our Board.
    Our Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, our Nominating Committee recommends to our Board whether those individuals should be re-nominated. Our Nominating Committee also periodically reviews with our Board whether it believes our Board would benefit from adding one or more new members, and if so, the appropriate skills and characteristics desired in such new member(s). If our Board determines that a new member would be beneficial, our Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by stockholders), are reviewed under the same process. Our Nominating Committee screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, our Nominating Committee may recommend to our Board the election or nomination of a candidate.
    Candidates for independent director may be found through recommendations from current directors, an executive search firm, or other sources. For example, in 2016, we hired an executive search firm that assisted us in searching for new director candidates. Our stockholders may also recommend director candidates by sending the candidate’s name, age, resume, amount of our stock beneficially owned and other information required in solicitations of proxies for the election of directors, to the Nominating Committee under the provisions set forth below for communication with our Board. To be timely, a recommendation must be delivered to or mailed and received not less than one-hundred twenty (120) days prior to our annual meeting at which directors are to be elected. No such suggestions from our stockholders were received in time for the Annual Meeting.
    The Nominating Committee has no predefined minimum criteria for selecting director nominees, although it believes that all directors should share qualities such as business experience, excellent decision-making ability, good judgment, personal integrity and excellent reputation. In any given search, the Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. However, during any search, the Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates. Although the Nominating Committee does not have a formal policy with respect to diversity, the Nominating Committee endeavors to seek nominees representing diverse experience in policy-making positions in business and technology, and in areas that are relevant to our activities. Furthermore, the Nominating Committee Charter provides that it is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen.
The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Proposed Rule 5605(f).

Board Diversity Matrix (As of April 12, 2021)
Board Size:
Total Number of Directors	6
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	4	1	0	1
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Undisclosed	1
Compensation Committee Interlocks and Insider Participation
    The Compensation Committee currently consists of two directors, Messrs. Ananda and Habiger. None of these individuals was one of our officers or employees during 2020 or had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our current executive officers has ever served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.
Contacting the Board
    Any stockholder who desires to contact our Board may do so by writing to the following address: Board of Directors, c/o Legal Department, Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245. Communications received are distributed to an independent Board member, as well as other members of our Board, as appropriate, depending on the facts and circumstances outlined in the communication received, within the discretion of the Legal Department.
Director Independence
    We are required to identify directors who are independent under standards defined by SEC rules governing proxy statement disclosures. Our Board has determined that, except for Mr. McBride and Ms. May, each of our directors qualifies as an independent director under the rules of The NASDAQ Stock Market, the standard applied to us by such SEC rules. Mr. McBride is not independent because he serves as our chief executive officer, and Ms. May is not independent because she served as the chief executive officer of our ShippingEasy subsidiary until December 31, 2019, and has entered into a consulting agreement with us, as described in further detail under “Director Compensation – Summary of Compensation."
Board Leadership Structure and Role in Risk Oversight
    Our Board combined the role of chairman and chief executive officer effective January 13, 2012. Our Board believes that the chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. Our Board believes that combining the role of chairman and chief executive officer facilitates information flow between management and the Board and fosters strategic development and execution. Our Board has not appointed a lead independent director as all members of our Board take an active role in evaluating our risks and strategic direction. Each committee of our Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees the process by which our senior management and the relevant departments assess and manage our exposure to, and management of, financial risks as well as potential conflicts of interest. The Nominating Committee manages risks associated with the independence of our Board. Our entire Board is regularly informed about these risks and oversees the management of these risks and regularly reviews information regarding our operations and finances as well as our strategic direction. Our Board’s role in risk oversight (including cyber risk) has confirmed our Board’s determination that its leadership structure is most appropriate for our company, as the Board is fully integrated into the risk oversight function.
Compensation-Related Risk
    As part of its risk oversight role, our Compensation Committee considers whether our compensation policies and practices for all employees, including our executive officers, creates risks that are reasonably likely to have a material adverse effect on us. We do not believe our compensation structure and policies are reasonably likely to have a material adverse effect on us, and we seek to maintain a compensation structure that discourages excessive risk taking by our executives.
Code of Ethics
    We have adopted a written code of business and ethical conduct (our “Code of Ethics”) that applies to our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics, which also applies to our directors and all of our officers and employees, can be found on our web site, at http://investor.stamps.com/corporate-governance/governance-documents. We intend to make all required disclosures concerning any amendments to, or waivers from, our Code of Ethics on our web site at http://investor.stamps.com. Upon request to our secretary, we will provide a copy of our Code of Ethics to any person without charge.

Hedging and Speculative Trading
    Our Securities and Insider Trading Policy (the "Securities Policy"), which is applicable to all of our directors, officers and employees, prohibits such persons from engaging in certain hedging and speculative trading with respect to our securities. Among other things, our Securities Policy prohibits such persons from: (i) engaging in any transaction in which they may benefit from a decline in our stock price, such as a short sale, writing a call option, purchasing a put option or any economically equivalent transaction; (ii) purchasing or selling Stamps.com options on an exchange (whether "covered" or not); (iii) purchasing shares of our stock on margin without first obtaining the approval of our chief executive officer or chief financial officer; or (iv) directly or indirectly participating in any transactions involving trading activities that, by their nature, are aggressive or speculative or may give rise to an appearance of impropriety (including, without limitation, forward contracts, put and call "collars," "equity" or "performance" swap or exchange agreements or any similar agreements or arrangements however denominated in Stamps.com securities).

DIRECTOR COMPENSATION
Summary of Compensation
    Our Board has periodically independently reviewed compensation levels of other company boards, most recently in April 2017, at which time it set our Board service compensation level somewhat below the average level of 91 comparable publicly traded technology companies with market capitalization between $1 billion and $3 billion. Such comparable companies, which are also identified on Annex A, had average revenue of approximately $560 million, average market capitalization of approximately $1.8 billion and average net income of approximately $20 million. Our Board again reviewed its compensation as compared to other company boards in April 2021 and increased each component of our Board service cash compensation, effective May 1, 2021, to a level somewhat above the average level of 122 comparable publicly traded technology companies with market cap of at least $1 billion and revenue between $100 million and $1 billion. Such comparable companies, which are also identified on Annex A, have average revenue of approximately $481 million, average market cap of approximately $4.8 billion and average net loss of approximately $9 million. Our Board expects to review its compensation as needed or as proposed by any director, but in any event at least every approximately four years. Although our executive officers may provide background data in connection with this process, they are generally not involved in the decision on Board compensation except to the extent that Mr. McBride, our chief executive officer, and Ms. May, the former chief executive officer of our ShippingEasy subsidiary, may be involved as members of our Board.
    The following summarizes our non-employee director compensation. Directors who are also our employees do not receive any additional compensation for Board service. Accordingly, until Ms. May's employment was terminated in January 2020, she received no compensation in her capacity as a director. Ms. May was, however, compensated in her capacity as an employee through January 2020. As an employee in January 2020, Ms. May earned $30,769 of salary. Following the termination of her employment in January 2020, Ms. May has been eligible to receive cash compensation and annual director option grants as described below. Further, on January 17, 2020, the company and Ms. May entered into a consulting agreement in connection with certain post-employment transition services that Ms. May provided to the company for an initial period of 12 months commencing January 21, 2020. The consulting agreement provided that Ms. May would be compensated for her services at an hourly rate for actual hours worked, and the total fees for the 12 month term would not exceed $360,000. In connection with entering into the consulting agreement, Ms. May agreed to forfeit the unvested portion of each stock option award she had previously received from the company, other than the portion of the stock options granted on June 3, 2019 which vested on June 3, 2020. Ms. May earned $86,250 in the year ended December 31, 2020, pursuant to the consulting agreement. Although the consulting agreement was not renewed for another 12 month term, Ms. May has been continuing to provide consulting services to the Company on the same terms.
    Cash Compensation. Each of our non-employee directors received an annual retainer of $45,000, together with $1,500 for each Board meeting attended and $800 for each Board committee meeting attended during fiscal 2020. Beginning May 1, 2021, each of our non-employee directors will receive an annual retainer of $50,000, $2,000 for each Board meeting attended and $1,000 for each Board committee meeting attended. Additional annual retainers were paid for service on our Audit Committee or Compensation Committee as follows: the chairman of the Audit Committee received an additional $18,000; other members of the Audit Committee received an additional

$6,000; the chairman of the Compensation Committee received an additional $13,000; and other members of the Compensation Committee received an additional $5,000. Beginning May 1, 2021, additional annual retainers will be paid for service on our Audit Committee or Compensation Committee as follows: the chairman of the Audit Committee will receive an additional $20,000; other members of the Audit Committee will receive an additional $6,500; the chairman of the Compensation Committee will receive an additional $14,500; and other members of the Compensation Committee will receive an additional $5,500. Directors are reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.
    Option Grants. Each individual who joins our Board as a non-employee director and has not previously been one of our employees automatically receives, at the time of his or her initial election or appointment, an option to purchase 5,000 shares of our common stock. In addition, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election at that particular annual meeting, automatically receives an option to purchase 5,000 shares of our common stock. Each option granted to our non-employee directors vests immediately, has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of ten years. Accordingly, each of our non-employee directors who was serving on our Board on June 10, 2020 received automatic option grants at such time to purchase 5,000 shares of our common stock at an exercise price per share of $183.90 (i.e. the fair market value per share of our common stock on the grant date).
Director Compensation Table

    The following table contains information with respect to the compensation of our non-employee directors for the fiscal year ended December 31, 2020:

Name	Fees Earned or	Option	All
	Paid in Cash	Awards	Other	Total
	($)	($)(1)(2)	Compensation	($)
Mohan Ananda	$74,400	$532,327	$—	$606,727
David C. Habiger	$71,600	$532,327	$—	$603,927
G. Bradford Jones	$79,800	$532,327	$—	$612,127
Kate Ann May (3)	$55,500	$532,327	$117,019	$704,846
Theodore R. Samuels, II	$67,000	$532,327	$—	$599,327

(1)    The amounts in this column represent the aggregate grant date fair value of option awards granted in fiscal year 2020, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718"). See Note 2 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2021 for a discussion of assumptions we made in determining the amounts included in this column. For each non-employee director, the aggregate grant date fair value in this column is equal to the individual grant date fair value of the options to purchase 5,000 shares of common stock granted on June 10, 2020, as such directors received only one grant of options during fiscal year 2020.
(2)     As of December 31, 2020, Mohan Ananda held options to purchase 25,000 shares of our common stock, David C. Habiger held options to purchase 25,000 shares of our common stock, G. Bradford Jones held options to purchase 40,000 shares of our common stock, Kate Ann May held options to purchase 42,957 shares of our common stock (including 37,957 received in her former capacity as chief executive officer of our ShippingEasy subsidiary), and Theodore R. Samuels, II held options to purchase 25,000 shares of our common stock.
(3)    Other compensation for Ms. May for fiscal year 2020 consisted of: (i) $30,769 of salary paid to Ms. May in January 2020, in her capacity as an employee of the company; and (ii) $86,250 paid to Ms. May for services rendered during fiscal year 2020 under a consulting agreement between her and the company, described above.

PROPOSAL TWO: NON-BINDING ADVISORY VOTE ON FISCAL YEAR 2020 NAMED EXECUTIVE OFFICER COMPENSATION

    As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are giving our stockholders the opportunity to vote, on a non-binding advisory basis, to approve our fiscal year 2020 named executive officer compensation. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. At our 2020 annual meeting of stockholders, the advisory vote on our fiscal year 2019 named executive officer compensation was approved by approximately eighty-two and eight-tenths percent (82.8%) of the shares present and entitled to vote. The Compensation Committee has reviewed these results and considers these results supportive of our named executive officer compensation policies and decisions.
    As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation structure is designed to attract and retain executives who have the skills and experience necessary to achieve our corporate goals, to align management’s interests with those of long-term stockholders, and to attract and retain executive management talent by providing overall compensation that is comparable to what is available through other employment opportunities for those individuals. We believe our total compensation is designed to reflect the value created for stockholders while supporting our strategic goals. Please read the "Executive Compensation" section, including “Compensation Discussion and Analysis,” for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.
    We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
    RESOLVED, that the stockholders of Stamps.com Inc. hereby approve, on a non-binding advisory basis, the fiscal year 2020 compensation of the named executive officers of Stamps.com Inc., as disclosed in Stamps.com Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.
    This vote is advisory, and therefore not binding on us, our Board or our Compensation Committee. However, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering future executive compensation arrangements as they deem appropriate. At our 2017 annual meeting of stockholders, a majority of our stockholders recommended that we hold a “say on pay” advisory vote every one year. In light of this recommendation, the next “say-on-pay” advisory vote will occur at our 2022 annual meeting of stockholders. Abstentions will be counted towards the tabulations of votes cast and will have the same effect as negative votes, whereas broker non-votes, if any, will not constitute votes cast and therefore will have no effect on the outcome of this advisory vote.
    Unless otherwise instructed, the proxies will vote “for” the above resolution.
Recommendation of our Board
    Our Board unanimously recommends that you vote “FOR” approval of the Non-Binding Advisory Vote on Fiscal Year 2020 Named Executive Officer Compensation.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

General
    Our Audit Committee has appointed the firm of Ernst & Young LLP, our independent auditors during 2020, to serve in the same capacity for 2021, and is asking our stockholders to ratify this appointment. Stockholder ratification of the appointment is not required by our bylaws or by any other applicable legal requirement. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.
    If stockholders fail to ratify the appointment, the Audit Committee and our Board will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our Audit Committee believes that such a change would be in our best interests.
    A representative of Ernst & Young LLP is expected to be virtually present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
    The ratification of the appointment of Ernst & Young LLP as our independent auditors for 2021 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting virtually or represented by proxy and entitled to vote. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes. Brokers may vote on this proposal, and any broker non-votes would have no effect on the outcome of this vote.
    Unless marked to the contrary, proxies received will be voted “for” ratification of the appointment of Ernst & Young LLP as our independent auditors for 2021.
Recommendation of our Board
Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2021.

INDEPENDENT AUDITORS’ FEES AND SERVICES
Fees Billed by Ernst & Young LLP during 2020 and 2019
    During 2020 and 2019, Ernst & Young LLP provided various audit, audit related and non-audit services to us as follows:
    Audit Fees
    Aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, including professional services related to the audits of the effectiveness of internal control over financial reporting, and review of financial statements included in our quarterly reports on Form 10-Q, totaled approximately $870,565 and $820,561 during 2020 and 2019, respectively, and included, for 2019, the services of Ernst & Young LLP in connection with the filing of a Form S-8 Registration Statement.
    Audit-Related Fees
    There were no audit-related fees billed to us during 2020 or 2019.
    Tax Fees
    We had no fees for tax services rendered to us by Ernst & Young LLP in 2020. Fees billed to us by Ernst & Young LLP for tax services rendered to us during 2019 totaled approximately $8,904, respectively. Tax services for which we were billed in 2019 involved certain federal tax matters.
    All Other Fees
    We had no fees billed to us by Ernst & Young LLP for professional services during 2020 or 2019 other than the audit fees, audit-related fees and tax fees described above.
Pre-Approval Policy
    Our Audit Committee’s charter provides that the Audit Committee pre-approve all audit and permitted non-audit services to be performed by our independent auditors. Pre-approval is generally provided at a meeting of the Audit Committee and covers a specified period of time. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve other particular services on a case-by-case basis. All services provided to us by Ernst & Young LLP during 2020 and 2019 were pre-approved by the Audit Committee in accordance with this policy.
Determination of Independence
    Our Audit Committee and our Board have determined that the fees received by Ernst & Young LLP for the non-audit related professional services listed above are compatible with maintaining Ernst & Young LLP’s independence, and such fees were approved by the Audit Committee.

MANAGEMENT
    The following table sets forth certain information regarding our executive officers as of April 12, 2021:

Name	Age	Position
Ken McBride	53	Chief Executive Officer, President and Chairman of the Board of Directors
Jeff Carberry	47	Chief Financial Officer
Jonathan Bourgoine	50	Chief Technology Officer
Sebastian Buerba	46	Chief Marketing Officer
John Clem	49	Chief Product Officer
J. Nathan Jones	51	Chief Executive Officer of ShipStation
Amine Khechfe	56	Chief Strategy Officer
Matt Lipson	48	Chief Legal Officer and Secretary
Steve Rifai	53	Chief Sales Officer

    Ken McBride’s biography is set forth above under the heading "Proposal One: Election of Directors – Continuing Directors Whose Term Expires at at the 2023 Annual Meeting of Stockholders."
    Jeff Carberry has served as our chief financial officer since July 31, 2017. Previously, Mr. Carberry was our vice president, finance from April 2014 to July 2017, our senior director of finance from April 2011 to April 2014 and our director of finance from July 2008 to April 2011. Prior to joining Stamps.com, Mr. Carberry was an investment banking associate in the Leveraged Finance division of CIBC World Markets from 2007 to 2008 and was an investment banking associate at RBC Capital Markets from 2005 to 2007, and held the positions of manager, senior and staff in the audit practice of Ernst & Young LLP from 1997 to 2003. Mr. Carberry holds an M.B.A. from the University of Chicago Booth School of Business and is a Certified Public Accountant.
    Jonathan Bourgoine has been our chief technology officer since February 26, 2018. Before joining our company, Mr. Bourgoine served as VP and Chief Technology Officer of Mattel, the largest toy manufacturer in the world, from 2011 to 2018. Previously, Mr. Bourgoine served as VP of Infrastructure Engineering and later as SVP of Operations for Youbet.com, the leading parimutuel horse racing e-commerce gaming website and totalizator platform from 2004 to 2011. Mr. Bourgoine holds an M.B.A. from California Coast University and a B.S. in Information Technology from Western Governors University.
    Sebastian Buerba has served as our chief marketing officer since January 2012. Previously, Mr. Buerba served as our vice president, marketing from April 2009 to January 2012, as director, marketing from April 2006 to April 2009, and as product strategy manager from July 2004 to April 2006. Prior to joining Stamps.com, Mr. Buerba worked as marketing product manager for Telecom Argentina Stet-France Telecom S.A. from 1998 to 2002.
    John Clem has been our chief product officer since July 2016. Previously, Mr. Clem served as our chief product & strategy officer from January 2012 to July 2016. Mr. Clem was our vice president, product and service operations from March 2006 to January 2012. Previously, Mr. Clem served as the director of corporate strategy from March 2003 to February 2004 and as a director of marketing from March 2004 to February 2006. Prior to joining us, Mr. Clem worked as an engineer and manager in the petrochemical and utilities industries and a management consultant at Booz Allen & Hamilton. Mr. Clem received his Bachelor’s Degree, with honors, in Mechanical Engineering from California State Polytechnic University at Pomona and his M.B.A., with honors, from the Ross School of Business at The University of Michigan.

    J. Nathan Jones joined ShipStation as its chief executive officer in February 2013 and has been the chief executive officer of our ShipStation subsidiary since we acquired it on June 10, 2014. Since January 2020, Mr. Jones also runs our ShippingEasy and ShipWorks subsidiaries. Our Board determined on July 25, 2018 that Mr. Jones was an executive officer of the company within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934.  Prior to joining ShipStation, Mr. Jones was the founder and CEO of AcademicSuperstore from 1998 to 2008 until it was acquired by Journey Education Marketing. Thereafter, he served as the President of Journey Education until its acquisition by Digital River in 2010. Mr. Jones received his B.A. in Finance from the University of Texas.
    Amine Khechfe has been our chief strategy officer since July 2016.  From November 18, 2015 to July 20, 2016, he served as the general manager of PSI Systems, Inc. (“Endicia”), our wholly owned subsidiary. From July 1, 2007 to November 18, 2015, Mr. Khechfe served as general manager of Endicia, then a wholly owned subsidiary of Newell Rubbermaid, Inc. Mr. Khechfe co-founded Endicia in 1999, and prior to July 1, 2007, Mr. Khechfe held a variety of management roles at Endicia in engineering, management consulting, software development, marketing, business development and sales engineering over the course of his career. Mr. Khechfe earned a Bachelor of Science degree in Engineering from Worcester Polytechnic Institute and a Master of Science in Engineering from Stanford University.
    Matt Lipson has been our chief legal officer and secretary since January 15, 2018. Previously, Mr. Lipson served as our vice president and general counsel from May 2017 to January 2018, deputy general counsel from April 2016 until May 2017, associate general counsel from 2006 until April 2016 and senior counsel from 2002 through 2006. Prior to joining the company, Mr. Lipson was an associate at Irell & Manella LLP and Morrison & Foerster LLP. Mr. Lipson holds a law degree from the University of Michigan Law School and a bachelor’s degree in History from University of California, Los Angeles.
    Steve Rifai has been our chief sales officer since April 19, 2017. Previously, Mr. Rifai served as our senior VP of sales and customer development from July 2016 to April 2017.  From November 18, 2015 to July 20, 2016, he served as the VP of customer development of Endicia, our wholly owned subsidiary. Prior to our acquisition of Endicia, from October 2015 to November 18, 2015, Mr. Rifai served as VP of customer development of Endicia, from October 2010 to October 2015 he served as managing director of Endicia, and from April 2000 to October 2010 he served as director of marketing for Endicia. Mr. Rifai held the role of Director of R&D for Ansys, Inc. from April 1999 through April 2000, and several positions at Centric Engineering Systems, Inc. from 1989 through April 1999. Mr. Rifai holds a PhD in Engineering from Stanford University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
    This Compensation Discussion and Analysis provides qualitative information and context for the information presented in the Summary Compensation Table and other tables and narratives that follow. As discussed above in Proposal Two, in 2020 the advisory vote on our fiscal year 2019 named executive officer compensation was approved by approximately eighty-three percent (83%) of the shares present and entitled to vote. The Compensation Committee has reviewed these results and considers these results supportive of our named executive officer compensation policies and decisions. We took the percent of approval into account when determining that no specific changes or revisions would be made to our executive officer compensation structure for fiscal year 2020. However, we continually strive to understand and respond to our stockholders’ opinions and concerns regarding our named executive officer compensation structure and will continue to do so in the future.
    Our "named executive officers" for fiscal year 2020, who consist of our principal executive officer, our principal financial officer, and our three other most highly compensated officers, are:
•Ken McBride, chief executive officer and chairman of the board of directors.
•Jeff Carberry, chief financial officer;
•Sebastian Buerba, chief marketing officer;
•John Clem, chief product officer; and
•Nathan Jones, chief executive officer of our ShipStation subsidiary.
Company Performance Highlights

    In fiscal year 2020, our total revenue rose 33% year-over-year to a record $758.0 million. Mailing and shipping revenue, which includes service, product and insurance revenue but excludes customized postage and other revenue, was a record $746.1 million, up 34% versus 2019. The strong performance in our mailing and shipping business contributed to record earnings, with 2020 GAAP net income of $178.7 million, which was up 202% compared to $59.2 million in the prior year, and GAAP net income per fully diluted share of $9.37, which was up 182% compared to $3.33 in the prior year. In 2020, our non-GAAP adjusted income was up 134% to $238.5 million, non-GAAP adjusted EBITDA was up 63% to $267.7 million, and non-GAAP adjusted income per fully diluted share was up 118% to $12.51. Our 2020 total revenue and 2020 non-GAAP adjusted EBITDA results were well beyond the top of the range of guidance issued by us on February 19, 2020, when we stated that we expected 2020 revenue to be in a range of $570 million to $600 million, and 2020 non-GAAP adjusted EBITDA to be in a range of $135 million to $155 million. Non-GAAP adjusted income, non-GAAP adjusted EBITDA and non-GAAP adjusted income per fully diluted share are described further, and are reconciled to their corresponding GAAP measures, in Annex C. We believe that the company's performance in 2020 was aided by strong increases in e-commerce-based consumption in response to the COVID-19 pandemic, which may not be sustained in subsequent periods.
    During 2019 we made a significant strategic decision to diversify our carrier relationship away from the exclusive focus on the USPS relationship. While the decision was a difficult one, we felt strongly that diversification of our major strategic partnerships with carriers was in the best interest of our long-term stockholders. Through management's efforts in 2019 and 2020, our strategy has begun to bear fruit. Key accomplishments during 2020 include:
1)    We generated our highest levels of total revenue, net income and adjusted EBITDA in the company's history;
2)    Our stock price increased 135% in 2020 versus 44% for the Nasdaq Index and 62% for the Nasdaq Internet Index;

3)    Our customer acquisition was up over 100% year-over-year, while our cost per acquisition and lifetime value also saw marked improvements, and we passed the milestone of 1 million paid customers;
4)    We drove our total USPS postage volume from $6.6 billion in 2019 to $8.6 billion in 2020;
5)    We continued to execute on our plans to expand outside the U.S with our ShipStation and ShipEngine brands, with ShipStation’s 2020 shipments by international customers growing 150%; and
6)    Our worldwide expansion has continued, seeing us achieve more than $19 billion in worldwide shipping in 2020, with an estimated gross merchandise value of over $200 billion representing an increase of over 45% from the prior year.
    We believe the compensation program for our executive management team, including our named executive officers, plays a key role in helping to motivate, incentivize and retain management, which has in turn been instrumental in helping us achieve our strong performance.
Compensation Philosophy and Objectives

    The goals of our named executive officer compensation program are to attract executives who have the skills and experience necessary to achieve our corporate goals, to align management’s interests with those of long-term stockholders, and to attract and retain executive management talent by providing overall compensation that is comparable to what is available through other employment opportunities for those individuals. Our named executive officer compensation program is designed to reward our executive team for delivering both short and long term financial results, including annual growth in revenue and adjusted EBITDA through our non-equity incentive plans, and growth in long term stockholder value through our equity incentive plans.
Overall Methodology of Setting Compensation

    The Compensation Committee sets all compensation for, and awards to, our chief executive officer and all corporate officers, which includes our chief financial officer, our chief product officer, our chief marketing officer, and the chief executive officer of our ShipStation subsidiary. The Compensation Committee reviews the performance and compensation of our chief executive officer and establishes his compensation level. For the remaining corporate officers, our chief executive officer makes recommendations to the Compensation Committee, and the Compensation Committee may or may not make adjustments to the recommendations of our chief executive officer before setting the final executive officer compensation.
    With respect to equity compensation, the Compensation Committee reviews the performance and equity compensation of our chief executive officer and establishes his equity compensation level. For the remaining corporate officers, our chief executive officer makes recommendations to the Compensation Committee, and the Compensation Committee may or may not make adjustments to the recommendations of our chief executive officer before setting the final executive officer equity compensation.
    For executives who are not corporate officers, our chief executive officer and chief financial officer set the base salary and bonus compensation based on comparable benchmarks and performance of the executive and the company. For equity awards to executives who are not corporate officers, our chief executive officer makes recommendations to the Compensation Committee and the Compensation Committee sets the specific equity award based on comparable benchmarks and performance of the executive and the company.
    We seek to maintain a compensation structure that aligns the interests of our management closely with long-term stockholders. A significant portion of executive management compensation is in equity, and our stock option grants encourage results over a longer period of time because of the three year vesting period and 10-year term generally applicable to the options awarded to our executive management. This encourages our executive management team to focus on managing our company for long term results.
    The majority of our compensation decisions are generally made in March or April each year, when the Compensation Committee meets to determine the final incentive compensation for the prior year and establishes the base salaries, equity grants (when applicable), and non-equity incentive compensation plan for the coming year for corporate officers. The Compensation Committee may also meet at other times of the year to address equity grants and other compensation matters.
    On April 3, 2020, the Compensation Committee approved the final incentive compensation for fiscal year 2019, established the base salaries for fiscal year 2020, and established an incentive compensation plan for fiscal year 2020 (all decisions collectively, the “2020 Compensation Decisions”). In doing so, the Compensation Committee and the chief executive officer utilized reports and data from Equilar.
    With regard to fiscal year 2020, for each member of our executive management (each, an "executive manager"), a benchmark group (collectively, the benchmark groups for all of our executive management are referred to as the “2020 Equilar Benchmarks”) was created using individuals who have similar titles and responsibilities at companies (i) having market capitalization of at least $1 billion; (ii) with revenue between $100 million and $1 billion; (iii) with corporate headquarters in the United States; and (iv) operating in the technology sector. These parameters resulted in a set of companies for our benchmarks that are consistent with the size of our company and resulted in a set of individual managers within those companies who have the same general scope of responsibilities as our executive management. Individuals at other companies who were founders, who were interim, who had resigned, who had compensation that the Compensation Committee considered unusual, or who had received no cash bonus during the last year (e.g., those who received stock in lieu of cash or whose performance did not warrant any cash bonus) as of the date of their companies' proxy statements were excluded from the analysis. Only proxies filed on January 1, 2019 or later were included, and compensation was time-adjusted using industry average compensation increases or budgeted increases from company surveys available from Culpepper and Associates (for example, the Compensation Committee assumed a 3.0% average annual increase for time adjusting prior year compensation numbers). The maximum revenue criteria for inclusion of a company and executive manager in one of our benchmark groups was increased from $750 million in 2019 to $1 billion in 2020. All other criteria for inclusion of a company and executive manager in one of our benchmark groups was the same for our 2020 Compensation Decisions as for the compensation decisions that we made for fiscal year 2019. In setting the 2020 Equilar Benchmarks, the Compensation Committee also examined the relative financial performance of our company on key financial ratios versus the comparable companies, and the Compensation Committee found that when examining the 139 companies that constitute the complete list of all companies across all titles in the 2020 Equilar Benchmarks for all of our executives, Stamps.com ranks at the 94th percentile for net income, the 94th percentile for return on equity, the 96th percentile for return on assets, and the 96th percentile for return on revenue.
Lists of those companies included in the 2020 Equilar Benchmarks identified as having an executive with similar titles and responsibilities as each of our named executive officers in connection with the 2020 Compensation Decisions are included in Annex B.
    On March 12, 2021, the Compensation Committee approved the final incentive compensation for fiscal year 2020, established the base salaries for fiscal year 2021, and established an incentive compensation plan for fiscal year 2021 (all decisions collectively, the “2021 Compensation Decisions”). In doing so, the Compensation Committee and the chief executive officer utilized reports and data from Equilar.
    With regard to fiscal year 2021, for each executive manager, a benchmark group (collectively, the benchmark groups for all of our executive management are referred to as the “2021 Equilar Benchmarks”) was created using individuals who have similar titles and responsibilities at companies (i) having market capitalization greater than $1 billion; (ii) with revenue between $100 million and $1 billion; (iii) with corporate headquarters in the United States; and (iv) operating in the technology sector. These parameters resulted in a set of companies for our benchmarks that are consistent with the size of our company and resulted in a set of individual managers within those companies who have the same general scope of responsibilities as our executive management. Individuals at other companies who were founders, who were interim, who had resigned, who had compensation that the Compensation Committee considered unusual, or who had received no cash bonus during the last year (e.g., those who received stock in lieu of cash or whose performance did not warrant any cash bonus) as of the date of their companies' proxy statements were excluded from the analysis. Only proxies filed on January 1, 2020 or later were included, and compensation was time-adjusted using industry average compensation increases or budgeted increases from company surveys available from Culpepper and Associates (for example, the Compensation Committee assumed a 3.0% average annual increase for time adjusting prior year compensation numbers). All criteria for inclusion of a company and executive manager in one of our benchmark groups was the same for our 2021 Compensation Decisions as for the 2020 Compensation Decisions. In setting the 2021 Equilar Benchmarks, the Compensation Committee also examined the relative financial performance of our company on key financial ratios versus the comparable companies, and the Compensation Committee found that when examining the 174 companies that constitute the complete list of all companies across all titles in the 2021 Equilar Benchmarks for all of our executives, Stamps.com ranks at the 88th percentile for net income, the 84th percentile for return on equity, the 92nd percentile for return on assets, and the 84th percentile for return on revenue.
    Lists of those companies included in the 2021 Equilar Benchmarks identified as having an executive with similar titles and responsibilities as each of our named executive officers in connection with the 2021 Compensation Decisions are included in Annex B.
In the discussion that follows under the heading “Each Element of Compensation, Why We Pay It, and How We Determine Amounts,” we have noted certain instances where the Compensation Committee has benchmarked material elements of our executive management compensation against the applicable 2020 or 2021 Equilar Benchmarks, identifying the benchmark and its components as applicable.
Each Element of Compensation, Why We Pay It, and How We Determine Amounts

    We currently compensate our executive management, which consists of nine members, including our named executive officers, through three main elements: base salary, incentive pay and equity participation. Certain members of our executive management also have post-termination compensation arrangements.
•Base Salary. We pay a base salary to each executive manager in order to allow the executive manager to cover his or her living expenses and in order to compete with other employers. We generally establish base salaries for each individual on an annual basis based on (i) the responsibilities of the individual’s position, (ii) the individual’s salary history and performance with us and perceived ability to influence our financial performance in the short and long-term, (iii) the compensation of our other employees, and (iv) an evaluation of salaries for similar positions in our benchmark group and other competitive factors. We generally seek to set individual base salaries within a reasonable range versus comparable individuals in our benchmark group, taking into account factors such as individual performance and seniority, and taking into account the performance of our company relative to comparable companies under the 2021 Equilar Benchmarks.

2020 Base Salaries

For fiscal year 2020, each executive officer's base salary was set by the Compensation Committee in a range between the 70th and 99th percentile versus the 2020 Equilar Benchmarks. In particular, the salaries for our chief executive officer and our chief financial officer for 2020 were set at approximately the 95th and 90th percentiles, respectively, versus their 2020 Equilar Benchmarks. In addition, the salary for our chief product officer, chief marketing officer, and the chief executive officer of our ShipStation subsidiary were set at the 93rd, 88th and 96th percentiles, respectively, versus the 2020 Equilar Benchmarks.

Based on the benchmarking analysis described above, the Compensation Committee believes that the range of base salaries it set is reasonable.

The following table sets forth the base salaries for our named executive officers established by the Compensation Committee for fiscal years 2019 and 2020.

Name and Principal Position	2019 Base Salary	2020 Base Salary	Percent Increase from 2019 Base Salary	2020 Base Salary Percentile Versus 2020 Equilar Benchmark
Ken McBride	$845,518	$888,000	5.0%	95th percentile
Chief Executive Officer and Chairman of the Board of Directors

Jeff Carberry	$425,000	$450,000	5.9%	90th percentile
Chief Financial Officer

Sebastian Buerba	$445,814	$475,000	6.5%	88th percentile
Chief Marketing Officer

John Clem	$450,000	$475,000	5.6%	93rd percentile
Chief Product Officer

Nathan Jones	$462,000	$490,000	6.1%	96th percentile
CEO of our ShipStation subsidiary

For information concerning the base salaries paid to each of our named executive officers for fiscal years 2018, 2019 and 2020, see “Summary Compensation Table.”

2021 Base Salaries

For fiscal year 2021, each executive officer's base salary was set by the Compensation Committee in a range between the 77th and 99th percentile versus the 2021 Equilar Benchmarks. In particular, the salaries for our chief executive officer and our chief financial officer for 2021 were set at approximately the 99th and 97th percentiles, respectively, versus their 2021 Equilar Benchmarks. In addition, the salary for our chief product officer, chief marketing officer, and the chief executive officer of our ShipStation subsidiary were set at the 87th, 99th and 99th percentiles, respectively, versus the 2021 Equilar Benchmarks.

Based on the benchmarking analysis described above, the Compensation Committee believes that the range of base salaries it set is reasonable.

The following table sets forth the base salaries for our named executive officers established by the Compensation Committee for fiscal years 2020 and 2021.

Name and Principal Position	2020 Base Salary	2021 Base Salary	Percent Increase from 2020 Base Salary	2021 Base Salary Percentile Versus 2021 Equilar Benchmark
Ken McBride	$888,000	$932,400	5.0%	99th percentile
Chief Executive Officer and Chairman of the Board of Directors

Jeff Carberry	$450,000	$468,000	4.0%	97th percentile
Chief Financial Officer

Sebastian Buerba	$475,000	$498,750	5.0%	99th percentile
Chief Marketing Officer

John Clem	$475,000	$498,750	5.0%	87th percentile
Chief Product Officer

Nathan Jones	$490,000	$514,500	5.0%	99th percentile
CEO of our ShipStation subsidiary

For information concerning the base salaries paid to each of our named executive officers for fiscal years 2018, 2019 and 2020, see “Summary Compensation Table.”

•Non-Equity Incentive Plan Compensation. We pay non-equity incentive plan compensation to our corporate officers in order to provide incentives for them to drive the business toward annual goals that are set by the Compensation Committee. Our non-equity incentive compensation for fiscal year 2020 was based on a group bonus pool. The total bonus pool begins with a base pool amount, which is then adjusted based on a formula using our actual performance relative to certain financial targets for the year. (The Compensation Committee also retains the right to adjust the pool for other factors.) Once the final group bonus pool is set after year end, the Compensation Committee allocates it to individual members of executive management based on (i) individual performance and contributions during the year and (ii) individual total compensation relative to the compensation benchmarks. No individual executive manager has an individual bonus guarantee, and in order to earn and receive a bonus, an executive manager must be employed on the date of the Compensation Committee meeting where the final bonus plan outcome is determined.

On April 3, 2020, the Compensation Committee approved a non-equity incentive plan for fiscal year 2020 (the “2020 Plan”) under which our corporate officers, including our named executive officers, were eligible for cash bonus awards in respect of fiscal year 2020, to be paid in 2021. The 2020 Plan set a base level aggregate bonus pool of $5.0 million (the “2020 Base Pool”) and provided that the actual bonus pool for fiscal year 2020 could range from zero to twice the 2020 Base Pool based on our performance in fiscal year 2020 relative to pre-set targets for revenue and non-GAAP adjusted EBITDA (which, as publicly reported by the company, typically excludes non-recurring and / or non-cash items such as ASC 718-related expenses, litigation charges, non-recurring adjustments, changes in non-cash contingent consideration valuation, corporate development / acquisition expenses, and other one-time and non-recurring items). The Compensation Committee set the amount of the 2020 Base Pool at $5.0 million to provide an approximately 2% increase to the base level aggregate bonus pool established for the non-equity incentive plan for fiscal year 2019. If executive management performed at a reasonable level and was able to generate results at the midpoint of the guidance range, then as a group they would receive total cash compensation (i.e. base salary and non-equity incentive plan compensation) for fiscal year 2020 at the 92nd percentile of those companies in the 2020 Equilar Benchmark.

The Compensation Committee had established revenue and non-GAAP adjusted EBITDA targets for purposes of the 2020 Plan based on the latest publicly available guidance at the time of the 2020 Compensation Decisions were made – that is the guidance issued by us on February 19, 2020, when we stated that we expected 2020 revenue to be in a range of $570 million to $600 million, and 2020 non-GAAP adjusted EBITDA to be in a range of $135 million to $155 million. The final fiscal year 2020 financial results were revenue of $758.0 million, and non-GAAP adjusted EBITDA of $267.7 million. Under the 2020 Plan, both the revenue and the non-GAAP adjusted EBITDA results were well above the levels necessary to generate the maximum increases to the 2020 Base Pool of 33.3% for the revenue result, and 66.7% for the non-GAAP adjusted EBITDA result, and the formula provided for the two factors to be added together to generate a total increase of 100.0% to the 2020 Base Pool.

On March 12, 2021, the Compensation Committee made the final determination of bonuses to be paid under the 2020 Plan. Prior to making the final decision on the 2020 Plan, the Compensation Committee discussed individual performance of the executive managers, the performance of Mr. McBride in his overall leadership of our company, and the overall company performance. All of the aforementioned accomplishments were discussed. Finally, in light of the unexpected impacts of the COVID-19 pandemic, and upon Mr. McBride's suggestion, the Compensation Committee decided to set the final fiscal year 2020 Plan bonuses at an amount $500,000 less than that yielded by the formula included in the 2020 Plan, or $9.5 million, an increase of 90.0% over the 2020 Base Pool.

Once the Compensation Committee established the 2020 Plan bonus pool level, the Compensation Committee discussed allocation of the bonus pool for the individual executive managers. The Compensation Committee believed that all of the executive managers performed well in fiscal year 2020.

Based on these factors and an assessment that each of the named executive officers had satisfied his individual goals and objectives, the Compensation Committee set the individual allocation of the 2020 Plan bonuses. The 2020 Plan bonuses were allocated as follows:

Name and Principal Position	2020 Non-Equity Incentive Plan (To Be Paid in April 2021)	2020 Total Base Salary plus 2020 Non-Equity Incentive Plan	2020 Total Base Salary plus Non-Equity Incentive Plan Compensation Versus 2020 Equilar Benchmarks (1)
Ken McBride	$2,895,000	$3,774,831	96th percentile
Chief Executive Officer and Chairman of the Board of Directors

Jeff Carberry	$1,000,000	$1,445,193	99th percentile
Chief Financial Officer

Sebastian Buerba	$1,015,000	$1,484,387	99th percentile
Chief Marketing Officer

John Clem	$1,050,000	$1,520,192	99th percentile
Chief Product Officer

Nathan Jones	$1,000,000	$1,484,615	99th percentile
Chief Executive Officer of our ShipStation subsidiary

All other executive officers (4 persons) participating in the 2020 Plan	$2,540,000	$4,261,990	n/a (2)

Total	$9,500,000	$13,971,208	99th percentile

(1)    In setting the final 2020 Plan bonus pool, the Compensation Committee acknowledged that the percentile comparison to fiscal year 2020 compensation of the 2020 Equilar Benchmarks was based on actual fiscal year 2019 compensation adjusted up by only 3%, while the Compensation Committee expects that, in light of factors related to COVID-19 and the resulting overall impact to the technology sector, the companies included in the 2020 Equilar Benchmarks are likely to experience much larger actual increases in compensation from fiscal year 2019 to fiscal year 2020 and that, accordingly, our executive officers' total base salary and non-equity incentive plan compensation for fiscal year 2020 will likely end up a lower percentile of the actual fiscal year 2020 compensation received by the executives included in their respective 2020 Equilar Benchmarks.

(2)    Our board did not consider benchmarking for this group of executive officers who are not named executive officers as a group, but only on an individual basis and as part of the entire executive management team.

For additional information concerning the compensation of each of our named executive officers for 2020, see “Summary Compensation Table.”

On March 12, 2021, the Compensation Committee approved a non-equity incentive plan for 2021 (the “2021 Plan”) under which our corporate officers, including our named executive officers, are eligible for cash bonus awards in respect of fiscal year 2021, to be paid in 2022. The 2021 Plan sets a base level aggregate bonus pool of $5.5 million (the “2021 Base Pool”) and provides that the actual bonus pool for fiscal year 2021 could range from zero to twice the 2021 Base Pool based on our performance in fiscal year 2021 relative to unpublished performance metrics established by the Compensation Committee. The Compensation Committee set the amount of the 2021 Base Pool at $5.5 million. If executive management is able to generate results equal to targeted levels for revenue and non-GAAP adjusted EBITDA (the "Target Scenario"), then as a group they would receive total cash compensation (i.e. base salary and non-equity incentive plan compensation) for fiscal year 2021 at the 93rd percentile of those companies in the 2021 Equilar Benchmark.

The Compensation Committee approved a bonus plan schedule where, for example, (i) a 9% decrease would be applied to the 2021 Base Pool, if the company achieves fiscal 2021 performance resulting in revenue 10% below the Target Scenario and non-GAAP adjusted EBITDA approximately 28% below the Target Scenario (the "Downside Scenario"); (ii) a 27% increase would be applied to the 2021 Base Pool if the company achieves performance resulting in revenue and non-GAAP adjusted EBITDA equal to the Target Scenario; and (iii) a 63% increase would be applied to the 2021 Base Pool if the company achieves performance resulting in revenue 10% above the Target Scenario and non-GAAP adjusted EBITDA approximately 28% above the Target Scenario (the "Upside Scenario"). The following table illustrates some hypothetical outcomes of the 2021 Plan under the Downside Scenario, Target Scenario, and Upside Scenario, and compares the resulting executive management team total cash compensation to the total cash compensation of the 2021 Equilar Benchmarks:

Certain Hypothetical Fiscal Year 2021 Company Performance (1)	Total Resulting Bonus Pool (1)	Total Executive Team Compensation (2)	Change in Total Executive Team Cash Compensation versus 2020 Total Executive Team Cash Compensation (2)	Total Team Compensation vs. 2021 Equilar Benchmarks (3)
Downside Scenario	$5,005,000	$9,682,000	-31%	84th percentile

Target Scenario	$6,985,000	$11,662,000	-17%	93rd percentile

Upside Scenario	$8,965,000	$13,642,000	-2%	99th percentile

(1)    The Compensation Committee retains the right to change the actual bonus pool in its discretion.
(2)    Total executive management team cash compensation is projected total base salary plus total incentive-based cash compensation for all current executive managers as a group, including all named executive officers and others.
(3)    Total executive management team cash compensation versus 2021 Equilar Benchmarks is the ranking of total projected executive management team cash compensation versus the total of all 2021 Equilar Benchmarks for all executive managers that are included under the 2021 Bonus Plan.

This table merely illustrates certain hypothetical outcomes, and does not represent any statement with respect to 2021 results. Our actual results may vary from the hypothetical scenarios illustrated above, and those differences may be material.

•Equity Incentives. We generally grant equity participation to our executive managers in order to provide direct incentives for them to guide the business toward our long-term goal of increasing stockholder value. Historically, the primary form of equity participation that we awarded our executive management consisted of incentive stock options (ISOs) and non-qualified stock options. We selected this form of equity participation because of the favorable accounting and tax treatments (particularly in past years), and the convention within the software and technology industry, in which we compete for talent, of providing stock options to executive management employees. We typically only grant stock option awards to our executive managers (other than in connection with new hires and promotions) every three years, and the stock option awards typically vest over a period of three years, maintaining the incentive of vesting for continued service over time. We most recently granted stock option awards to our named executive officers in fiscal year 2019 and we did not grant any stock option awards to our named executive officers in fiscal year 2020. When we grant stock options, our practice is for our chief executive officer to meet with the Compensation Committee to discuss appropriate levels of stock option grants for each executive manager. Timing of stock option grants typically relates to (i) new employee hires, (ii) promotions of existing employees, (iii) year-end performance reviews of employees, or (iv) company-wide option grants as deemed appropriate by the Compensation Committee.

We currently do not have specific equity ownership goals relative to benchmarks for our named executive officers. In determining the number of options to be granted to executive officers, the Compensation Committee generally takes into account such factors as the individual’s position and scope of responsibility; the vesting period (and thus, retention value) remaining on the executive’s existing options; the executive’s ability to affect profitability and stockholder value; the individual’s historic and recent job performance; equity compensation for similar positions at comparable companies; and the value of stock options in relation to other elements of total compensation.

•Post-Termination Compensation Arrangements. We provide post-termination compensation arrangements to certain members of our executive management as we believe that it is important to give them some limited protection in the event they are terminated without cause or terminated under certain circumstances following a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits is designed to eliminate, or at least reduce, any reluctance of executive management to pursue potential change in control transactions that may be in the best interests of stockholders, but potentially adverse to management’s employment interests. The cash components of our executive management post-termination compensation arrangements, for executives who have any, are up to six months of base salary, and typically also include continuing health benefits during the same period. For example, our chief executive officer would receive six months of base salary following his involuntary termination without cause or his resignation or termination under certain circumstances following a change in control, as further discussed under "Potential Payments Upon Termination or Change-In-Control." In addition, all unvested options granted to our named executive officers, vest on certain involuntary terminations of employment within 18 months following a change of control, as further discussed under "Potential Payments Upon Termination or Change-In-Control."

For information concerning the post termination compensation of our named executive officers, see “Potential Payments Upon Termination or Change-In-Control.”

•Clawback Policy. On April 24, 2015, our Compensation Committee adopted and has communicated to our executive officers, a “clawback” policy to further align the interests of our executives with stockholders. Under our clawback policy, our Compensation Committee may, in certain cases reduce or cancel, or require recovery of, any executive officer’s annual bonus or long-term incentive compensation award, or portions thereof, if the Board determines that such award should be adjusted because that executive officer has engaged in intentional misconduct that has led to a material restatement of the company’s financial statements.

Other Benefits

    As reflected in the Summary Compensation Table, we generally do not provide significant perquisites to our executive management. Executive management participates in our standard benefit plans on the same terms as other employees. These plans include medical and dental insurance, 401(k), life insurance, charitable gift matching (ordinarily limited to 50% matching of up to $200 per employee per year, but temporarily increased in June 2020 to 100% matching of up to $250 per employee per year) and our employee stock purchase plan. Relocation benefits for executive officers may also be reimbursed but are individually negotiated when they occur on a case-by-case basis.
    On April 5, 2019, the Compensation Committee approved a program whereby employees who retire as C-level officers after at least 20 years of service may continue to participate in our health plans. Participating executive retirees must pay 100% of the applicable premiums, and the program may be canceled or modified at any time by our Compensation Committee in its sole discretion. The Compensation Committee has also approved the reimbursement of our executive officers, including our chief executive officer, for the cost of a comprehensive physical health examination, as pre-approved by the chief executive officer, at a cost per exam not to exceed $25,000.

Tax and Accounting Considerations.

    We record compensation as an expense at the time the obligation is accrued. Under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), compensation in excess of $1,000,000 paid in any one year to any named executive officers or persons who were named executive officers for taxable years beginning on or after January 1, 2017 (collectively "Covered Persons"), is not tax deductible by us, subject to certain limited exceptions.  We incurred an aggregate of approximately $33,039,571 of compensation expense for tax purposes in fiscal year 2020 to our Covered Persons that exceeded $1 million each, and, therefore, such excess compensation was not tax deductible by us under Section 162(m). We retain the flexibility to pay compensation which is not deductible for tax purposes because we believe that doing so permits the Compensation Committee to take into consideration factors that are consistent with good corporate governance and the best interests of our stockholders.
    We account for equity compensation paid to our executives and employees under the rules of ASC 718, which requires us to estimate and record a non-cash expense over the term of the equity compensation award.
Forward-Looking Statements
    This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions in this proxy statement. Such forward-looking statements may relate to future events or our future performance and include, but are not limited to, any statements that refer to future responses to and effects of COVID-19, statements concerning our business strategy, future commercial revenues, market growth, capital requirements, new product introductions, expansion plans and the adequacy of our funding. Any other statements that relate to expectations concerning matters that are not historical facts are also forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this proxy statement, or that we may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to, us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and other factors, many of which are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. We do not undertake any obligation to release publicly any revisions or updates to forward-looking statements.
    Please refer to the risk factors under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1A. Risk Factors” of our 2020 Annual Report on Form 10-K (the Risk Factor Summary portion of which is included in Annex D) as well as those described elsewhere in our public filings. The risks included are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, one should avoid undue reliance on forward-looking statements.

COMPENSATION COMMITTEE REPORT
    The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Submitted by the Compensation Committee:

Mohan P. Ananda
David C. Habiger

SUMMARY COMPENSATION TABLE
The following summary compensation table indicates the total compensation earned during fiscal years 2020, 2019 and 2018, respectively, by our named executive officers.

Name and Principal Position	Year	Base Pay	Bonus (1)	Non-Equity Incentive Plan Compensation	Option Awards (2)	All Other Compensation (3)	Total
Ken McBride	2020	$879,831	—	$2,895,000	$—	$8,986	$3,783,817
Chairman of the Board and	2019	$837,930	—	$1,995,000	$2,879,850	$36,696	$5,749,476
Chief Executive Officer	2018	$791,740	—	$1,900,000	$—	$5,602	$2,697,342

Jeff Carberry	2020	$445,193	—	$1,000,000	$—	$7,048	$1,452,241
Chief Financial Officer	2019	$411,808	—	$555,000	$1,631,915	$5,702	$2,604,425
	2018	$334,996	—	$525,000	$—	$6,164	$866,160

Sebastian Buerba	2020	$469,387	—	$1,015,000	$—	$7,048	$1,491,435
Chief Marketing Officer	2019	$441,813	—	$715,000	$1,727,910	$6,995	$2,891,718
	2018	$417,459	—	$675,000	$—	$5,512	$1,097,971

John Clem	2020	$470,192	—	$1,050,000	$—	$1,565,737	$3,085,929
Chief Product Officer	2019	$445,475	—	$725,000	$1,919,900	$407,748	$3,498,123
	2018	$416,155	—	$685,000	$—	$51,567	$1,152,722

J. Nathan Jones	2020	$484,615	—	$1,000,000	$—	$12,680	$1,497,295
Chief Executive Officer of our	2019	$457,854	—	$600,000	$1,439,925	$11,302	$2,509,081
ShipStation subsidiary (4)	2018	$432,615	$500,000	—	$3,707,820	$11,102	$4,651,537

(1)    Bonuses paid to corporate officers who were not participants in the Non-Equity Incentive Plan for the applicable year, such as Mr. Jones in 2018, consisted of discretionary bonuses awarded by the Compensation Committee.
(2)    The amounts in this column represent the aggregate grant date fair value of option awards granted during the relevant year, computed in accordance with ASC 718. The assumptions for these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for 2020.
(3)    Includes contributions to our 401(k) plan that we made on behalf of each named executive officer to match a portion of his elective deferred contributions to such plan, which, for Mr. Jones was $11,400, $11,200 and $11,000, and for each of Messrs. McBride and Clem and was $5,700, $5,600 and $5,500, in 2020, 2019 and 2018, respectively. For Mr. Clem, other compensation includes the following amounts in connection with his working abroad: (i) for 2018, includes $36,766 for costs of his relocation to the UK (and a $6,198 gross-up to cover related taxes); (ii) for 2019, includes $227,535 of payments made in respect of UK tax obligations on Mr. Clem's behalf, $17,165 for travel for Mr. Clem's family and $126,323 in tax equalization payments (and a further $3,919, $7,694 and $18,178, respectively, in gross-ups to cover taxes thereon), and reflects an adjustment to the amount reported as “All Other Compensation” for Mr. Clem in our proxy statement for the 2020 Annual Meeting of Stockholders, filed on April 29, 2020, as a result of the correction of categorization of certain amounts paid by the company in connection with Mr. Clem working abroad; and (iii) for 2020, includes a $27,166 bonus intended to cover certain expenses of Mr. Clem's foreign travel, $1,400,899 of payments to compensate Mr. Clem for taxes incurred in connection with his travel abroad, including upon the exercise of certain options and sale of shares issued upon such exercise (and an aggregate of $128,625 in gross-ups to cover taxes thereon). For Mr. McBride, other compensation for 2019 includes $16,400 for a company-paid physical health review and a related $10,697 gross-up to cover related taxes. For Messrs. McBride and Buerba, other compensation for 2019 includes $2,000 and $1,000 for gifts commemorating 20 and 15 years of service, respectively, to the company (and gross-ups to cover related taxes of $896 and $449, respectively). Other compensation includes $2,000 paid to each of Mr. McBride and Mr. Clem in 2020, $1,000 paid to each of Mr. McBride and Mr. Clem in 2019, and $3,000 paid to Mr. Clem in 2018, related to patent inventor bonuses. Other compensation for each named executive officer in 2020 includes $1,000 of stipends that the company provided to all eligible employees in order to facilitate the set-up and maintenance of work-from-home offices or workspaces and a $250 holiday gift bonus (and related tax gross-ups of $30 to $98, in the aggregate). Other compensation for each named executive officer in 2019 and 2018 also includes a $100 holiday gift card and a related tax gross-up of $2. In 2018, Mr. Clem received an additional holiday gift card, which was denominated in Great British Pounds, having a taxable value of $127 (and a related tax gross-up of $3).

(4)    Although Mr. Jones has been the chief executive officer of our ShipStation subsidiary since we acquired it in 2014, he was not determined to be an executive officer of the company by our board of directors until July 25, 2018. The table reflects Mr. Jones’s total compensation from us for fiscal years 2018, 2019 and 2020, in all capacities.

GRANTS OF PLAN-BASED AWARDS
The following table provides information with respect to grants of plan-based awards made during 2020 to the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Ken McBride	4/3/2020	$1,140,000	$1,628,571	$3,257,143

Jeff Carberry	4/3/2020	$317,143	$453,061	$906,122

Sebastian Buerba	4/3/2020	$408,571	$483,673	$1,167,347

John Clem	4/3/2020	$414,286	$591,837	$1,183,673

Nathan Jones	4/3/2020	$342,857	$489,796	$979,592

(1)The amounts below represent the fiscal year 2020 cash bonus opportunities for each of our named executive officers under the 2020 Plan, the terms of which are described in greater detail in “Executive Compensation—Compensation Discussion and Analysis—Non-equity Incentive Plan Compensation.” The actual amounts to be paid under the 2020 in the second quarter of fiscal year 2021 are described in “Executive Compensation—Summary Compensation Table.”
(2)The amounts in this column assume: (i) an aggregate bonus pool equal to 70% of the 2020 Base Pool, which would have resulted from an actual 2020 financial outcome somewhat below the low-end of our February 19, 2020 public guidance range for revenue and non-GAAP adjusted EBITDA (note that our public guidance range was subsequently changed at various times throughout fiscal 2020), and this would have been equivalent to $555 million in total revenue and $125 million in non-GAAP adjusted EBITDA; and (ii) that each named executive officer would receive the same percentage share of the bonus pool that he received under the 2019 bonus plan. However, each officer’s bonus may vary based on achievement of individual goals, and no individual executive officer was guaranteed any minimum amount, so the amount could in fact be zero.
(3)    The amounts in this column assume (i) an aggregate bonus pool equal to 100% of the 2020 Base Pool, which would have resulted from an actual 2020 financial outcome at the low-end of our February 19, 2020 public guidance range of $570 million in total revenue and $135 million in non-GAAP adjusted EBITDA (note that our public guidance range was subsequently changed at various times throughout fiscal 2020); and (ii) that each named executive officer would receive the same percentage share of the bonus pool that he received under the 2019 bonus plan.
(4)    The amounts in this column assume the maximum possible bonus pool of 200% of the 2020 Base Pool, and that each named executive officer would receive the same percentage share of the bonus pool that he received under the 2019 bonus plan. However, in the unlikely event that no other member of executive management received any bonus, and the Compensation Committee did not adjust the bonus pool as a result, any individual named executive officer could in theory be awarded the total amount of the bonus pool.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on outstanding stock options held by the named executive officers at December 31, 2020:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive plan awards: number of unearned shares that have not vested (#)	Equity Incentive plan awards: market or payout value of unearned shares that have not vested ($)
Ken McBride	95,000 (1)	—	112.00	4/25/2027
	74,610 (2)	75,390 (2)	35.04	6/3/2029

Jeff Carberry	9,486 (2)	42,721 (2)	35.04	6/3/2029

Sebastian Buerba	2 (2)	45,234 (2)	35.04	6/3/2029

John Clem	3,731 (1)	—	112.00	4/25/2027
	11,162 (2)	50,260 (2)	35.04	6/3/2029

Nathan Jones	34,374 (3)	15,626 (3)	192.25	3/1/2028
	37,305 (2)	37,695 (2)	35.04	6/3/2029
(1)    These option awards issued under the 2010 Equity Incentive Plan, as amended, vested in 36 approximately equal monthly installments of approximately 4,028 and 1,944 shares for Messrs. McBride and Clem, respectively, beginning October 1, 2017.
(2)    These option awards issued under the 2010 Equity Incentive Plan, as amended, vested with respect to one-third of the shares (approximately 50,000, 28,333, 30,000, 33,333, and 25,000 shares for Messrs. McBride, Carberry, Buerba, Clem and Jones, respectively) on June 3, 2020, and vests with respect to the remaining two-thirds of the shares, in 24 approximately equal monthly installments (approximately 4,167, 2,361, 2,500, 2,778 and 2,083 shares for Messrs. McBride, Carberry, Buerba, Clem and Jones, respectively) thereafter.
(3)    This option award issued under the 2010 Equity Incentive Plan, as amended, vests in 48 monthly installments of approximately 1,042 shares beginning April 1, 2018.

OPTION EXERCISES AND STOCK VESTED

 The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and the vesting of other stock awards during 2020 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ken McBride	100,000	$12,315,599
Jeff Carberry	112,793	$16,430,665
Sebastian Buerba	90,599	$11,976,638
John Clem	160,254	$31,420,665
Nathan Jones	31,251	$3,397,600

(1)Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
    Mr. McBride and the company have agreed that, in the event of (i) an involuntary termination by us without cause or (ii) a resignation by the executive or termination by us following a change of control, he will receive six months’ salary and benefits. The change of control payment will occur upon (y) any involuntary termination of Mr. McBride's employment following the change of control or (z) his resignation within two to nine months following the change of control. Except in the event of a change of control, no amounts would be due to any of our named executive officers in the event of a resignation or a termination with cause. The information below reflects the estimated value of the compensation to be paid by us to any named executive officer in the event of an involuntary termination without cause or a termination or resignation following a change in control. The amounts shown below assume that the triggering events occurred on December 31, 2020. The actual amounts that would be paid can only be determined at the time of the actual triggering event, if any.

Name	Payment Upon Termination without Cause or Termination or Resignation Following Change in Control (1)
Ken McBride	$453,282
(1)Assumes a monthly value of $1,547 for continued benefits and a monthly payment of $74,000 in respect of Mr. McBride's base salary at the rate in effect on December 31, 2020.

    In addition, in the event of (i) a “change in control” (as defined below), (ii) a merger or consolidation of the company with or into another corporation, (iii) the sale of substantially all of the assets of the company or (iv) other reorganization of the company (each, a “Covered Transaction”), if the outstanding stock option awards granted to our named executive officers are not substituted or assumed in connection with such Covered Transaction, all such stock option awards shall fully vest and become exercisable in connection with such Covered Transaction. If such stock option awards are assumed or substituted in connection with such Covered Transaction (and therefore do not vest and become fully exercisable in connection with such Covered Transaction), and within the eighteen (18) month period immediately following such Covered Transaction one of our named executive officers is terminated without “cause” or for “good reason” (each, as defined below), then any unvested portion of an outstanding stock option award granted to such named executive officer will become fully vested and exercisable as of the date of such termination of service.

    A “change in control” is generally defined as the first to occur of: (i) any one person or entity or more than one person or entity acting as a group, subject to certain exceptions, becoming the “beneficial owner” (as used in Section 13(d) of the Exchange Act) of more than 50% of the voting power of our capital stock entitled to vote in the election of our directors; (ii) our Board ceasing to include a majority of members who either were on our Board two years prior to the relevant date or whose appointment, or nomination for election, to our Board was approved by a vote of a majority of the directors then in office; and (iii) any person, entity or group, subject to certain exceptions, acquiring, during any twelve month period, assets from us that have a fair market value greater than 50% of the total fair market value of all of our assets immediately before the acquisition or acquisitions.

“Cause,” in the absence of an alternate definition in any service agreement between a named executive officer and the company, means the named executive officer’s (i) material breach of his or her fiduciary duty to the company, (ii) indictment (or equivalent) for a felony or other serious crime or (iii) commission of a wrongful act that would make the continuance of his or her employment by the company detrimental to the company.

    “Good reason” means a voluntary resignation by a named executive officer after the effectuation of any of the following without such named executive officer’s consent: (i) a change in his or her position with us which materially reduces his or her responsibilities or the level of management to which he or she reports; (ii) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than 15%; or (iii) a relocation of his or her place of employment by more than 50 miles.

    Assuming triggering events occurred on December 31, 2020, the following amounts would then be earned as a result of the accelerated vesting of stock options for our named executive officers based on a closing stock price of $196.19 on December 31, 2020.

Name	Options Accelerated Upon Involuntary Termination following Change in Control (1)
Ken McBride	$12,149,099
Jeff Carberry	$6,884,489
Sebastian Buerba	$7,289,459
John Clem	$8,099,399
Nathan Jones	$6,136,116

(1)    Based on the fair market value of our common stock on December 31, 2020 minus the exercise price and does not reflect proceeds that might actually be received by the named executive officer.

CEO PAY RATIO
We are required by SEC rules and regulations to disclose a reasonable estimate of the ratio of the annual total compensation for our chief executive officer to the annual total compensation of our median employee. For the year ended December 31, 2020, the annual total compensation for our chief executive officer as reported in the Summary Compensation Table was $3,783,817, and the annual total compensation for our median employee was $86,673. For 2020, the annual total compensation of our chief executive officer was approximately 44 times that of our median employee.
For purposes of identifying our median employee, we examined our entire employee population as of our 2020 fiscal year end, which consisted of 1,483 total employees. As we have in prior years, we chose to identify our 2020 median employee de novo. To determine our median employee, we used total compensation consisting of (i) base salary (or hourly wages including overtime) for the year ending December 31, 2020, (ii) bonuses paid in 2020, (iii) the grant date fair value of option awards granted in 2020 and (iv) the value of other compensation and perquisites, as our compensation measure that we applied consistently to all employees. For employees paid in a foreign currency, we converted amounts at the prevailing foreign exchange rates on December 31, 2020. We annualized the base salary amounts for permanent employees who commenced employment during 2020. We also annualized bonus payments for our Non-U.S. employees who commenced employment during 2020 and earned quarterly bonuses.
For consistency, after identifying our median employee, except as described below, we calculated annual total compensation for our median employee on the same basis as annual total compensation is calculated for our named executive officers in the Summary Compensation Table (including the grant date fair value of awards granted in 2020 under our 2010 Equity Incentive Plan), accordingly, we did not include the cost of employer-sponsored health and welfare benefits in the calculation of either our chief executive officer’s or our median employee’s total annual compensation. Due to the timing of our annual employee review and bonus process, in calculating annual total compensation for our median employee, we used the bonus amounts paid to such employee in 2020, as opposed to amounts earned in 2020 some or all of which may not be paid until 2021.
As it has been our general practice to grant awards of stock options to our executive management team every three years, we expect that, historically, our CEO pay ratio would be significantly higher in years when our chief executive officer receives such grants and lower in the intervening years (although we may make smaller more frequent awards of stock options to executives in the future, which would result in a more consistent CEO pay ratio, and we may make option grants at other times, such as the company-wide option grant made in June 2019). For example, if our chief executive officer had received an option grant in 2020 with the same grant date fair value as the one he received in 2019, then our chief executive officer's annual compensation would have been $6,663,667, or approximately 77 times the annual compensation of our median employee of $86,673.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 12, 2021, by (i) all persons who are beneficial owners of more than 5% of our common stock, (ii) each director and nominee for director, (iii) our named executive officers and (iv) all current directors and executive officers as a group. We have relied upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245. The percentage of ownership is based on 18,359,548 shares of our common stock issued and outstanding on April 12, 2021. Shares of our common stock issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days after April 12, 2021 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentages of Shares Beneficially Owned
Ken McBride (1)	195,769	1.06%
Jeff Carberry (2)	25,826	*
Sebastian Buerba (3)	9,802	*
John Clem (4)	32,517	*
Nathan Jones (5)	13,173	*
Mohan P. Ananda (6)	662,524	3.47%
David C. Habiger (7)	25,572	*
G. Bradford Jones (8)	80,286	*
Kate Ann May (9)	42,957	*
Theodore R. Samuels, II (10)	26,000	*

Other 5% Stockholders:

BlackRock, Inc. (11)	2,820,437	15.36%
55 East 52nd Street
New York, NY 10055

The Vanguard Group (12)	1,949,152	10.62%
100 Vanguard Blvd.
Malvern, PA 19355

All directors and executive officers as a group (14 people) (13)	1,234,049	6.53%

*    Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)    Includes 194,720 shares issuable upon exercise of options directly held by Mr. McBride that are presently exercisable or will become exercisable within 60 days of April 12, 2021.
(2)    Includes 23,715 shares issuable upon exercise of options directly held by Mr. Carberry that are presently exercisable or will become exercisable within 60 days of April 12, 2021.
(3)    Includes 9,802 shares issuable upon exercise of options directly held by Mr. Buerba that are presently exercisable or will become exercisable within 60 days of April 12, 2021.
(4)    Includes 31,633 shares issuable upon exercise of options directly held by Mr. Clem that are presently exercisable or will become exercisable within 60 days of April 12, 2021.
(5)    Includes 12,537 shares issuable upon exercise of options directly held by Nathan Jones that are presently exercisable or will become exercisable within 60 days of April 12, 2021.

(6)    Includes 25,000 shares issuable upon exercise of options directly held by Mr. Ananda that are presently exercisable or will become exercisable within 60 days of April 12, 2021. Includes: 548 shares held by Mr. Ananda; 464,500 shares held by Mr. Ananda in the Ananda Small Business Trust; 26,000 shares held by the Ananda Foundation; 144,077 shares held in trust for the benefit of Mr. Ananda's family; and 2,399 shares held beneficially for Mr. Ananda's children.
(7)    Includes 25,000 shares issuable upon exercise of options directly held by Mr. Habiger that are presently exercisable or will become exercisable within 60 days of April 12, 2021.
(8)    Includes 40,000 shares issuable upon exercise of options directly held by Brad Jones that are presently exercisable or will become exercisable within 60 days of April 12, 2021.
(9)    Includes 42,957 shares issuable upon exercise of options directly held by Ms. May that are presently exercisable or will become exercisable within 60 days of April 12, 2021.
(10)    Includes 25,000 shares issuable upon exercise of options directly held by Mr. Samuels that are presently exercisable or will become exercisable within 60 days of April 12, 2021. Includes 1,000 shares held by the Ted and Lori Samuels Family Trust, dated July 3, 1996. Mr. Samuels disclaims beneficial ownership of the shares held by the trust, except to the extent of his pecuniary interest therein.
(11)    Information regarding Blackrock, Inc.’s beneficial ownership is based solely on a Schedule 13G it filed with the SEC on January 25, 2021. BlackRock, Inc. shares beneficial ownership with a number of its subsidiaries, none of which individually beneficially owns 5% or more of our outstanding common stock, except for BlackRock Fund Advisors. Blackrock, Inc. also reports in their Schedule 13G that iShares Core S&P Small-Cap ETF's interest in our common stock is more than five percent of the total outstanding common stock.
(12)    Information regarding The Vanguard Group’s beneficial ownership is based solely on a Schedule 13G/A it filed with the SEC on April 16, 2021. Various registered investment companies advised by The Vanguard Group, Inc. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock, although no single such company’s interest in our common stock is more than five percent of the total outstanding.
(13)    Includes an aggregate of 548,320 shares issuable upon exercise of options that are presently exercisable or will become exercisable within 60 days of April 12, 2021.

AUDIT COMMITTEE REPORT
    The information contained in this section shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

    The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K for that year.
Review with Management
    The Audit Committee has reviewed and discussed these audited financial statements with our management.
Review and Discussions with Independent Auditors
    The Audit Committee has discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed under Auditing Standards adopted by the Public Company Accounting Oversight Board.
    The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees, regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.
Conclusion
    Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

                        Submitted by the Audit Committee
                        of the Board of Directors

                        Mohan Ananda
                        G. Bradford Jones
                        Theodore R. Samuels, II

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures for Review and Ratification of Related Party Transactions
    We have an informal policy requiring that all related party transactions be submitted to our Audit Committee members not involved in the transaction for review and advance approval. The Audit Committee is empowered to collect and review all material facts and all necessary data for each related party transaction. After review, the Audit Committee will only approve or ratify the transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee determines in good faith.
Transactions with Mr. Ananda
    Under our initial agreements with Mr. Ananda, we own all of the intellectual property developed by Mr. Ananda during the course of his employment and all of the intellectual property he developed for us before his formal employment began. Mr. Ananda resigned as our chief executive officer on January 1, 1999. In May 1999, we entered into a separation agreement and a license agreement with Mr. Ananda to formalize his resignation and to redefine his intellectual property rights. The license agreement reaffirms our ownership of the intellectual property invented by Mr. Ananda prior to and during his employment. In addition, the license agreement clarifies and narrows Mr. Ananda’s field of use restrictions to limit his license to a few narrowly defined electronic commerce applications that do not compete with our Internet postage service.
Management Incentive Plan
     In connection with our acquisition of ShippingEasy, Inc., we entered into a Management Incentive Plan, dated as of July 1, 2016, by and among ShippingEasy, Inc., us and Ms. May as the Participant Representative (the "MIP"). The MIP was filed as an exhibit to the company's Form 10-Q filed with the SEC on August 9, 2016. At the time we entered into the MIP, Ms. May was not a related person within the meaning of Item 404(a) of Regulation S-K. Pursuant to the MIP, among other things, we issued to Ms. May 10,892 shares, 28,319 shares and 4,356 shares of the company's common stock in each of March 2017, March 2018 and March 2019 valued at approximately $1,293,980, $5,646,921 and $380,042, respectively, on the dates of issuance. A portion of each stock issuance under the MIP was retained by us for tax withholding purposes.
Consulting Agreement with Ms. May
    On January 17, 2020, we entered into a consulting agreement with Ms. May for her to provide consulting services to us, as pre-approved by our chief executive officer, for an initial period of 12 months commencing January 21, 2020. The consulting agreement provided that Ms. May would be compensated at an hourly rate for actual hours worked, and the total fees for the 12 month term will not exceed $360,000. Ms. May earned $86,250 in the year ended December 31, 2020, pursuant to the consulting agreement. In connection with entering into the consulting agreement, Ms. May agreed to forfeit the unvested portion of each stock option award she had received from us prior to the date of such agreement other than the portion of the stock options granted on June 3, 2019 which was scheduled to vest on June 3, 2020. In the aggregate, Ms. May forfeited unvested options to purchase 16,876, 11,667 and 33,500 shares of common stock of the company at exercise prices of $192.25, $196.05 and $35.04, respectively.
Indemnification of Directors and Officers
    In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we entered into separate indemnification agreements with certain of our directors and officers. These agreements require us, among other things, to indemnify our directors and officers against expenses (including attorneys’ fees), judgments, fines and settlements paid by those individuals in connection with any action, suit or proceeding arising out of their status or service as our director or officer (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
    The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file with the SEC reports with respect to their ownership of our common stock and their transactions in our common stock and to furnish us with copies of those reports. Based solely on a review of copies of reports filed with the SEC under Section 16(a) and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors, executive officers and greater-than-10% stockholders filed all such required reports on a timely basis during 2020.

OTHER MATTERS
Other Matters to be Presented for Voting at the Annual Meeting
    We know of no other matters that will be presented for consideration for voting at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend. Subject to SEC rules, discretionary authority with respect to other matters is granted by the execution of the enclosed proxy, unless you specifically withhold that power.
Annual Report
    A copy of our annual report for 2020 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material. Our annual report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission.
Form 10-K
    We filed an annual report on Form 10-K for 2020 with the SEC on February 26, 2021. You may obtain a copy of that report, without charge, by writing to Investor Relations at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245, or you can access copies of all our Securities and Exchange Commission filings on our website at http://investor.stamps.com/sec-filings.
By Order of the Board of Directors:
/s/ Ken McBride
Ken McBride, Chief Executive Officer
May 3, 2021

Annex A
(Board of Directors Compensation Peer Groups)

2017 Benchmarks
The following companies were included in our compensation benchmark group used in April 2017 to determine our Board of Directors cash compensation to become effective May 1, 2017:

Company Name
8X8 INC /DE/
ATLANTIC TELE NETWORK INC /DE
AVG TECHNOLOGIES N.V.
BADGER METER INC
BROOKS AUTOMATION INC
CALLIDUS SOFTWARE INC
CUBIC CORP /DE/
CVENT INC
DESCARTES SYSTEMS GROUP INC
ENGHOUSE SYSTEMS LTD.
ESCO TECHNOLOGIES INC
EVOLENT HEALTH, INC.
FABRINET
FIDESSA GROUP PLC
GENERAL COMMUNICATION INC
GIGAMON INC
GTT Communications, Inc.
GoPro, Inc.
INVENSENSE INC
IXIA
Interactive Intelligence Group, Inc.
KINAXIS INC.
KULICKE & SOFFA INDUSTRIES INC
METHODE ELECTRONICS INC
Marketo, Inc.
NETGEAR, INC
OCLARO, INC.
OMNICELL, Inc
OSI SYSTEMS INC
POLYCOM INC
PREMIER, INC.
PROGRESS SOFTWARE CORP /MA
Q2 Holdings, Inc.
QLOGIC CORP
QUALYS, INC.
RAMBUS INC
RUCKUS WIRELESS INC
SUPER MICRO COMPUTER, INC.
SYKES ENTERPRISES INC
SYNAPTICS INC
SYNTEL INC
VEECO INSTRUMENTS INC
VONAGE HOLDINGS CORP

2U, INC.
ACI WORLDWIDE, INC.
ACXIOM CORP
AMBARELLA INC
BOX INC
BRADY CORP
CABOT MICROELECTRONICS CORP
CELESTICA INC
COMMVAULT SYSTEMS INC
CREE INC
Cornerstone OnDemand Inc
DIEBOLD NIXDORF, INC
EBIX INC
ELECTRONICS FOR IMAGING INC
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FRONTIER COMMUNICATIONS CORP
Fleetmatics Group plc
GENERAC HOLDINGS INC.
GameStop Corp.
Groupon, Inc.
HUBSPOT INC
II-VI INC
INPHI Corp
Inovalon Holdings, Inc.
LIFELOCK, INC.
MAXLINEAR INC
MERCURY SYSTEMS INC
MacDonald, Dettwiler and Associates Ltd.
Manitoba Telecom Services Inc.
NEUSTAR INC
PLANTRONICS INC /CA/
PLEXUS CORP
RINGCENTRAL INC
SEMTECH CORP
SOLARCITY CORP
VIAVI SOLUTIONS INC.
ZYNGA INC
ADVANCED ENERGY INDUSTRIES INC
CACI INTERNATIONAL INC /DE/
FINISAR CORP
FIRST SOLAR, INC.
InterDigital, Inc.
LEXMARK INTERNATIONAL INC /KY/
REALPAGE INC
SANMINA CORP
SILICON LABORATORIES INC
VERINT SYSTEMS INC
YELP INC

2021 Benchmarks
The following companies were included in our compensation benchmark group used in April 2021 to determine our Board of Directors cash compensation to become effective May 1, 2021:

Company Name
AMBARELLA INC
APPFOLIO INC
APPIAN CORP
Anaplan, Inc.
BANDWIDTH INC.
BILL.COM HOLDINGS, INC.
BLACKLINE, INC.
CARDLYTICS, INC.
CERENCE INC.
Cloudflare, Inc.
EVERBRIDGE, INC.
FIVE9, INC.
FORESCOUT TECHNOLOGIES, INC
Fastly, Inc.
Kinaxis Inc.
LIVEPERSON INC
MAXLINEAR INC
MODEL N, INC.
ONTO INNOVATION INC.
PING IDENTITY HOLDING CORP.
PROS HOLDINGS, INC.
PagerDuty, Inc.
Pluralsight, Inc.
Q2 Holdings, Inc.
QUALYS, INC.
RAMBUS INC
Rapid7, Inc.
SAILPOINT TECHNOLOGIES HOLDINGS, INC.
SMARTSHEET INC
SPS COMMERCE INC
SVMK Inc.
The Descartes Systems Group Inc.
VARONIS SYSTEMS INC
VICOR CORP
WORKIVA INC
Yext, Inc.
ZUORA INC
3D SYSTEMS CORP
8X8 INC /DE/
ALTAIR ENGINEERING INC.
ALTERYX, INC.
ASPEN TECHNOLOGY INC /DE/
AVALARA INC
Acacia Communications, Inc.
Alarm.com Holdings, Inc.
BOTTOMLINE TECHNOLOGIES INC /DE/
COUPA SOFTWARE INC

CarGurus, Inc.
Cornerstone OnDemand Inc
CrowdStrike Holdings, Inc.
CyberArk Software Ltd.
Datadog, Inc.
Dynatrace, Inc.
EBIX INC
ELASTIC N.V.
ENGHOUSE SYSTEMS LIMITED
ENPHASE ENERGY, INC.
EVERTEC, INC.
EVO PAYMENTS, INC.
FORMFACTOR INC
KULICKE & SOFFA INDUSTRIES INC
LATTICE SEMICONDUCTOR CORP
LiveRamp Holdings, Inc.
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
MANHATTAN ASSOCIATES INC
MEDALLIA, INC.
MICROSTRATEGY INC
MONOLITHIC POWER SYSTEMS INC
Mimecast Ltd
MongoDB, Inc.
NEW RELIC INC
NIC INC
NOVANTA INC
Okta, Inc.
PERFICIENT INC
POWER INTEGRATIONS INC
PROGRESS SOFTWARE CORP /MA
Paylocity Holding Corp
REAL MATTERS INC.
SEMTECH CORP
SecureWorks Corp
Slack Technologies, Inc.
Switch, Inc.
TENABLE HOLDINGS, INC.
UNIVERSAL DISPLAY CORP \PA\
ZSCALER, INC.
BLACKBAUD INC
BOX INC
BROOKS AUTOMATION INC
Bilibili Inc.
CERIDIAN HCM HOLDING INC.
COGNEX CORP
COMMVAULT SYSTEMS INC
CREE INC
CSG SYSTEMS INTERNATIONAL INC
Cloudera, Inc.
DOCUSIGN, INC.
ENVESTNET, INC.
ESCO TECHNOLOGIES INC
ETSY INC
ExlService Holdings, Inc.

FireEye, Inc.
GLOBANT S.A.
GUIDEWIRE SOFTWARE, INC.
HUBSPOT INC
INPHI Corp
KNOWLES CORP
NETSCOUT SYSTEMS INC
PAYCOM SOFTWARE, INC.
PEGASYSTEMS INC
PROOFPOINT INC
REALPAGE INC
ROGERS CORP
RingCentral, Inc.
SILICON LABORATORIES INC
Shutterstock, Inc.
SolarWinds Corp
StoneCo Ltd.
Sunrun Inc.
TRADE DESK, INC.
Wix.Com Ltd
ZENDESK, INC.

Annex B
(Selected Compensation Peer Groups)

2020 Equilar Benchmarks

The following companies are included in our compensation benchmark groups used for our 2020 Compensation Decisions (all data from Equilar as of March 2020).

•For our chairman and chief executive officer:

Company
Anaplan, Inc.
Blackbaud, Inc.
BlackBerry Limited
Ceridian HCM Holding Inc.
Commvault Systems, Inc.
Enghouse Systems Ltd.
ESCO Technologies Inc.
InterXion Holding N.V.
Proofpoint, Inc.
RealPage, Inc.
Shenandoah Telecommunications Company
SolarWinds Corporation
Tenable Holdings, Inc.

•For our chief financial officer:

Company
2U, Inc.
Acacia Communications, Inc.
Advanced Energy Industries, Inc.
Alarm.com Holdings, Inc.
Altair Engineering Inc.
Alteryx, Inc.
AppFolio, Inc.
ASM International NV
Aspen Technology, Inc.
Avalara, Inc.
Badger Meter, Inc.
Bandwidth Inc.
Blackbaud, Inc.
BlackBerry Limited
BlackLine, Inc.
Bottomline Technologies (de), Inc.
Brooks Automation, Inc.
Carbon Black
Cardlytics, Inc.
Ceridian HCM Holding Inc.
Cision Ltd.
Cloudera Inc.
Commvault Systems, Inc.

Cornerstone OnDemand, Inc.
Coupa Software Incorporated
Cray Inc.
CrowdStrike Holdings, Inc.
CSG Systems International, Inc.
CyberArk Software Ltd.
DocuSign, Inc.
Dynatrace, Inc.
Elastic N.V.
Enphase Energy, Inc.
ESCO Technologies Inc.
Etsy, Inc.
Everbridge, Inc.
EVERTEC, Inc.
FireEye, Inc.
Five9, Inc.
Forescout Technologies, Inc.
GCI Liberty, Inc.
Guidewire Software
HealthEquity, Inc.
HubSpot, Inc.
Infinera Corporation
Innoviva, Inc.
Inovalon Holdings, Inc.
Inphi Corporation
Instructure, Inc.
InterDigital, Inc.
Iridium Communications Inc.
Kinaxis
Knowles Corporation
Kulicke and Soffa Industries, Inc.
LiveRamp Holdings, Inc.
MACOM Technology Solutions Holdings, Inc.
Manhattan Associates, Inc.
Medidata Solutions Inc.
Mercury Systems, Inc.
MicroStrategy Incorporated
MongoDB, Inc.
Monolithic Power Systems, Inc.
NetScout Systems, Inc.
New Relic, Inc.
NIC Inc.
Novanta Inc.
Okta, Inc.
Omnicell, Inc.
Onto Innovation Inc.
PagerDuty, Inc.
Paycom Software, Inc.
Paylocity Holding Corporation
Pegasystems Inc.

Pinterest, Inc.
Plug Power Inc.
Pluralsight, Inc.
Power Integrations, Inc.
Progress Software Corporation
Proofpoint, Inc.
PROS Holdings, Inc.
Q2 Holdings, Inc.
Qualys, Inc.
Rambus Inc.
Rapid7, Inc.
RealPage, Inc.
RingCentral, Inc.
Roku, Inc.
Semtech Corporation
Silicon Laboratories Inc.
Slack Technologies, Inc.
SolarEdge Technologies, Inc.
SolarWinds Corporation
SPS Commerce, Inc.
Sunrun Inc.
SVMK Inc.
Switch, Inc.
Teladoc Health, Inc.
Tenable Holdings, Inc.
The Descartes Systems Group Inc.
The Trade Desk, Inc.
Tyler Technologies, Inc.
Universal Display Corporation
Varonis Systems, Inc.
Veeva Systems Inc.
Vicor Corporation
Wix.com, Ltd.
Workiva Inc.
Yelp Inc.
Yext, Inc.
Zendesk, Inc.
Zscaler, Inc.
Zynga Inc.

•For our chief marketing officer:

Company
2U, Inc.
Alteryx, Inc.
Brooks Automation, Inc.
Coupa Software Incorporated
CyberArk Software Ltd.
Elastic N.V.
Enphase Energy, Inc.
Kinaxis
Lattice Semiconductor Corporation
New Relic, Inc.
Omnicell, Inc.
Paycom Software, Inc.
SailPoint Technologies Holdings, Inc.
Semtech Corporation
Smartsheet Inc.
Teladoc Health, Inc.
Tenable Holdings, Inc.
The Descartes Systems Group Inc.
The Trade Desk, Inc.
Wix.com, Ltd.
Workiva Inc.

•For our chief product officer:

Company
Advanced Energy Industries, Inc.
BlackLine, Inc.
Box, Inc.
Carbon Black
Ceridian HCM Holding Inc.
CrowdStrike Holdings, Inc.
Enphase Energy, Inc.
EVERTEC, Inc.
Guidewire Software
HubSpot, Inc.
Knowles Corporation
Mercury Systems, Inc.
Mimecast Limited
MongoDB, Inc.
Paycom Software, Inc.
Paylocity Holding Corporation
Plug Power Inc.
Rapid7, Inc.
RealPage, Inc.
RingCentral, Inc.
Shenandoah Telecommunications Company
SPS Commerce, Inc.
Sunrun Inc.
SVMK Inc.
The Descartes Systems Group Inc.
The Trade Desk, Inc.
Zendesk, Inc.
Zynga Inc.

•For the chief executive officer of our ShipStation subsidiary:

Company
Blackbaud, Inc.
Bottomline Technologies (de), Inc.
Brooks Automation, Inc.
Cision Ltd.
Cornerstone OnDemand, Inc.
Five9, Inc.
Knowles Corporation
LiveRamp Holdings, Inc.
Manhattan Associates, Inc.
Monolithic Power Systems, Inc.
Progress Software Corporation
Proofpoint, Inc.
Rogers Corporation
Silicon Laboratories Inc.
SolarWinds Corporation
Zynga Inc.

2021 Equilar Benchmarks

The following companies are included in our compensation benchmark groups used for our 2021 Compensation Decisions (all data from Equilar as of March 2021).

•For our chairman and chief executive officer:

Company
Anaplan, Inc.
CAMTEK LTD
Ceridian HCM Holding Inc.
Clarivate Analytics PLC
Coupa Software Inc
ENGHOUSE SYSTEMS LIMITED
ESCO TECHNOLOGIES INC
PERFICIENT INC
PROOFPOINT INC
QUALYS, INC.
Rapid7, Inc.
SolarWinds Corp
Sunnova Energy International Inc.
TELOS CORP
Tenable Holdings, Inc.
Unity Software Inc.
VOCERA COMMUNICATIONS, INC.

•For our chief financial officer:

Company
ACM Research, Inc.
AFFIRM HOLDINGS, INC.
ALLEGRO MICROSYSTEMS, INC.
ALTAIR ENGINEERING INC.
AMBARELLA INC
APPFOLIO INC
APPIAN CORP
ASPEN TECHNOLOGY INC /DE/
Acacia Communications, Inc.
Alarm.com Holdings, Inc.
Alteryx, Inc.
Anaplan, Inc.
BLACKLINE, INC.
BOTTOMLINE TECHNOLOGIES INC /DE/
BROOKS AUTOMATION INC
Bandwidth Inc.
CALIX, INC
CAMTEK LTD

CERENCE INC.
COHU INC
COMMVAULT SYSTEMS INC
CREE INC
CSG SYSTEMS INTERNATIONAL INC
CarGurus, Inc.
Ceridian HCM Holding Inc.
Clarivate Analytics PLC
Cloudera, Inc.
Cornerstone OnDemand Inc
Coupa Software Inc
CrowdStrike Holdings, Inc.
CyberArk Software Ltd.
DOCUSIGN INC
DOMO, INC.
DUCK CREEK TECHNOLOGIES, INC.
Digital Turbine, Inc.
Dynatrace, Inc.
ELASTIC N.V.
ENVESTNET, INC.
ETSY INC
EVERBRIDGE, INC.
EVERTEC, Inc.
EVO Payments, Inc.
EXTREME NETWORKS INC
Enphase Energy, Inc.
FORESCOUT TECHNOLOGIES, INC
FORMFACTOR INC
GUIDEWIRE SOFTWARE, INC.
HUBSPOT INC
KULICKE & SOFFA INDUSTRIES INC
Knowles Corp
Lightspeed POS Inc.
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
MANHATTAN ASSOCIATES INC
MEDIAALPHA, INC.
MONOLITHIC POWER SYSTEMS INC
Medallia, Inc.
Mimecast Ltd
MongoDB, Inc.
NEW RELIC INC
NIC INC
NLIGHT, INC.
NOVANTA INC.
Okta, Inc.

PAYCOM SOFTWARE, INC.
PERFICIENT INC
PLURALSIGHT, INC.
PROOFPOINT INC
PROS HOLDINGS, INC.
PUBMATIC, INC.
PagerDuty, Inc.
Paylocity Holding Corp
Ping Identity Holding Corp.
Q2 Holdings, Inc.
QAD INC
QUALYS, INC.
RADWARE LTD
RAMBUS INC
REAL MATTERS INC.
ROGERS CORP
Rapid7, Inc.
Repay Holdings Corp
RingCentral, Inc.
SEMTECH CORP
SILICON LABORATORIES INC
SMARTSHEET INC
SPROUT SOCIAL, INC.
SPS COMMERCE INC
STRATASYS LTD.
Slack Technologies, Inc.
SolarWinds Corp
Sunrun Inc.
Switch, Inc.
TELOS CORP
TechTarget Inc
Tenable Holdings, Inc.
The Descartes Systems Group Inc.
Unity Software Inc.
Upland Software, Inc.
VARONIS SYSTEMS INC
VOCERA COMMUNICATIONS, INC.
Vertex, Inc.
Vivint Solar, Inc.
WORKIVA INC
Wix.Com Ltd
Yext, Inc.
ZSCALER, INC.
Zendesk, Inc.
ZoomInfo Technologies Inc.

•For our chief marketing officer:

Company
AMBARELLA INC
Bandwidth Inc.
BigCommerce Holdings, Inc.
COMMVAULT SYSTEMS INC
CarGurus, Inc.
Coupa Software Inc
CyberArk Software Ltd.
DOCUSIGN INC
Enphase Energy, Inc.
Kinaxis Inc.
MODEL N, INC.
Mimecast Ltd
MongoDB, Inc.
NCINO, INC.
SILICON LABORATORIES INC
Sailpoint Technologies Holdings, Inc.
Trade Desk, Inc.
WORKIVA INC
Wix.Com Ltd

•For our chief product officer:

Company
BLACKLINE, INC.
BOX INC
CAMTEK LTD
Ceridian HCM Holding Inc.
CrowdStrike Holdings, Inc.
DOORDASH, INC.
DUCK CREEK TECHNOLOGIES, INC.
ENVESTNET, INC.
EVERTEC, Inc.
Enphase Energy, Inc.
EverQuote, Inc.
Knowles Corp
MICROSTRATEGY Inc
PALANTIR TECHNOLOGIES INC.
PAYCOM SOFTWARE, INC.
PERFICIENT INC
Ping Identity Holding Corp.
RADWARE LTD
REALPAGE INC
RingCentral, Inc.
SPS COMMERCE INC
Sunrun Inc.
TELOS CORP
VARONIS SYSTEMS INC
Zendesk, Inc.

•For the chief executive officer of our ShipStation subsidiary:

Company
BLACKBAUD INC
BROOKS AUTOMATION INC
CERENCE INC.
Clarivate Analytics PLC
ENVESTNET, INC.
EVO Payments, Inc.
ExlService Holdings, Inc.
Five9, Inc.
Knowles Corp
LiveRamp Holdings, Inc.
MONOLITHIC POWER SYSTEMS INC
UNIVERSAL DISPLAY CORP \PA\
Onto Innovation Inc.
PAR TECHNOLOGY CORP
PROGRESS SOFTWARE CORP /MA
PROOFPOINT INC
SEMTECH CORP
SILICON LABORATORIES INC
STRATASYS LTD.
TELOS CORP

Annex C
(Non-GAAP Financial Measures)

2020 Detailed Results

    2020 total revenue was $578.0 million, up 33% compared to 2019. 2020 Mailing and Shipping revenue (which includes service, product and insurance revenue but excludes Customized Postage and Other revenue) was $746.1 million, up 34% versus 2019. 2020 Customized Postage revenue was $11.9 million, down 19% versus 2019.
    2020 GAAP income from operations was $198.2 million, GAAP net income was $178.7 million, and GAAP net income per share was $9.37 based on 19.1 million fully diluted shares outstanding. This compares to 2019 GAAP income from operations of $93.6 million, GAAP net income of $59.2 million, and GAAP net income per share of $3.33 based on fully diluted shares outstanding of 17.8 million. 2020 GAAP income from operations, GAAP net income and GAAP income per fully diluted share increased by 112%, 202%, and 182% year-over-year, respectively.
    2020 GAAP income from operations included $43.5 million of non-cash stock-based compensation expense and $21.9 million of non-cash amortization of acquired intangibles. 2020 GAAP net income also included $377 thousand of non-cash amortization of debt issuance cost. 2020 GAAP income tax expense was $18.0 million and non-GAAP income tax expense was $24.0 million resulting in a non-GAAP tax expense adjustment of $6.0 million. The non-GAAP tax expense adjustment primarily reflects the tax impact from higher non-GAAP income as compared to GAAP income at the effective tax rate for fiscal 2020. See the section later in this Annex C entitled “About Non-GAAP Financial Measures” for more information on how non-GAAP taxes are calculated. Excluding the non-cash stock-based compensation expense and non-cash amortization of acquired intangibles, 2020 non-GAAP income from operations was $263.6 million. Also excluding non-cash amortization of debt issuance and including the non-GAAP tax expense adjustment, 2020 non-GAAP adjusted income was $238.5 million or $12.51 per share based on 19.1 million fully diluted shares outstanding.
    2019 GAAP income from operations included $42.9 million of non-cash stock-based compensation expense and $22.2 million of non-cash amortization of acquired intangibles. 2019 GAAP net income also included $374 thousand of non-cash amortization of debt issuance cost. 2019 GAAP income tax expense was $31.5 million and non-GAAP income tax expense was $54.3 million resulting in a non-GAAP tax expense adjustment of $22.8 million. The non-GAAP tax expense adjustment primarily reflects the tax impact from higher non-GAAP income as compared to GAAP income at the effective tax rate for fiscal 2019. See the section later in this Annex C entitled “About Non-GAAP Financial Measures” for more information on how non-GAAP taxes are calculated. Excluding the non-cash stock-based compensation expense and non-cash amortization of acquired intangibles, 2019 non-GAAP income from operations was $158.7 million. Also excluding non-cash amortization of debt issuance and including the non-GAAP tax expense adjustment, 2019 non-GAAP adjusted income was $102.0 million or $5.73 per share based on 17.8 million fully diluted shares outstanding.
    Therefore, 2020 non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per fully diluted share increased by 66%, 134% and 118% year-over-year, respectively.
    Non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per share are described further in the “About Non-GAAP Financial Measures” section of this Annex C and are reconciled to the corresponding GAAP measures in the following tables (unaudited):

Reconciliation of Non-GAAP to GAAP Financial Measures (2020)

For the Year Ended December 31, 2020		Stock-Based	Intangible	Debt
All amounts in millions except	GAAP	Compensation	Amortization	Amortization	Income Tax	Non-GAAP
per share data:	Amounts	Expense	Expense	Expense	Adjustments	Amounts

Cost of Revenues	$178.82	$3.71	$—	$—	$—	$175.11
Research & Development	$95.60	12.17	—	—	—	83.43
Sales & Marketing	166.74	9.48	—	—	—	157.26
General & Administrative	118.67	18.17	21.94	—	—	78.56
Total Expenses	559.83	43.53	21.94	—	—	494.36

Income (Loss) from Operations	198.15	(43.53)	(21.94)	—	—	263.62

Interest and Other Income (Loss)	(1.52)	—	—	(0.38)	—	(1.14)

Benefit (Expense) for Income Taxes	(17.97)	—	—	—	6.02	(23.99)

Adjusted Income (Loss)	178.66	(43.53)	(21.94)	(0.38)	6.02	238.49

On a diluted per share basis	$9.37	$(2.28)	$(1.15)	$(0.02)	$0.32	$12.51

Shares used in per share calculation	19.06	19.06	19.06	19.06	19.06	19.06

Reconciliation of Non-GAAP to GAAP Financial Measures (2019)

For the Year Ended December 31, 2019		Stock-Based	Intangible	Debt
All amounts in millions except	GAAP	Compensation	Amortization	Amortization	Income Tax	Non-GAAP
per share data:	Amounts	Expense	Expense	Expense	Adjustments	Amounts

Cost of Revenues	$155.22	$3.08	$—	$—	$—	$152.13
Research & Development	78.04	10.52	—	—	—	67.52
Sales & Marketing	134.23	9.72	—	—	—	124.51
General & Administrative	110.80	19.62	22.20	—	—	68.99
Total Expenses	478.29	42.94	22.20	—	—	413.15

Income (Loss) from Operations	93.56	(42.94)	(22.20)	—	—	158.70

Interest and Other Income (Loss)	(2.81)	—	—	(0.37)	—	(2.44)

Benefit (Expense) for Income Taxes	(31.52)	—	—	—	22.75	(54.27)

Adjusted Income (Loss)	59.23	(42.94)	(22.20)	(0.37)	22.75	101.98

On a diluted per share basis	$3.33	$(2.41)	$(1.25)	$(0.02)	$1.28	$5.73

Shares used in per share calculation	17.80	17.80	17.80	17.80	17.80	17.80

Fiscal Year 2020 GAAP Net Income and Non-GAAP Adjusted EBITDA

    2020 GAAP net income was $178.7 million, up 202% compared to $59.2 million in 2019.
    2020 non-GAAP adjusted EBITDA was $267.6 million, up 63% compared to $164.4 million in 2019.

    Adjusted EBITDA is a non-GAAP financial measure which is described further in the “About Non-GAAP Financial Measures” section of this Annex C and is reconciled to GAAP net income in the following table (unaudited):
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (Unaudited)

	Twelve Months ended
All amounts in millions	December 31,
	2020	2019

GAAP Net Income (Loss)	$178.66	$59.23

Depreciation and Amortization expense	$25.96	$27.87
Interest & Other Expense (Income), net	$1.52	$2.81
Income Tax Expense (Benefit), net	$17.97	$31.52

Stock-based Compensation Expense	$43.53	$42.94

Adjusted EBITDA	$267.65	$164.38

About Non-GAAP Financial Measures

    To supplement the Company’s condensed consolidated balance sheets and consolidated statements of income presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP adjusted income, non-GAAP adjusted income per fully diluted share and adjusted EBITDA.
    Non-GAAP financial measures are provided to enhance investors’ overall understanding of the Company’s financial performance and prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes the non-GAAP measures, which: (1) exclude certain non-cash items including stock-based compensation expense, amortization of acquired intangibles, amortization of debt issuance costs, and contingent consideration charges; (2) exclude certain expenses and gains such as acquisition related expenses, litigation settlement expenses, executive consulting expenses, and insurance proceeds; and (3) include income tax adjustments, provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be reflective of our underlying operating performance.
    Non-GAAP adjusted income is calculated as GAAP net income plus the cumulative impact of the adjustments outlined in the paragraph immediately above.
    Non-GAAP adjusted income per fully diluted share is calculated as non-GAAP adjusted income divided by fully diluted shares.
    Non-GAAP income tax expense for the first, second and third quarters of our fiscal year are calculated by multiplying the projected annual effective tax rate in that quarter by the non-GAAP adjusted income before taxes for the quarter. Among other things, the projected annual effective tax rate does not reflect potential future employee option exercises in the remaining quarters of the fiscal year due to the inherent difficulty in forecasting employee option exercises. The projected annual effective tax rate also considers other factors including the Company’s tax structure and its tax positions in various jurisdictions where the Company operates. The actual annual effective tax rate realized for the fiscal year could differ materially from our projected annual effective tax rate used in the first, second and third quarters.

    Non-GAAP income tax expense for the fourth quarter of the fiscal year is calculated by multiplying the actual effective tax rate for the fiscal year by the non-GAAP adjusted income before taxes for the fiscal year and subtracting the non-GAAP income tax expense or benefit reported in the first, second and third quarters. As a result, the fourth quarter reflects the tax impact of reconciling the first, second and third quarter projected annual effective rates to the actual effective tax rate for the fiscal year.
    Adjusted EBITDA as calculated in this Proxy Statement represents earnings before interest and other expense, net, interest and other income, net, income tax expense or benefit, depreciation and amortization and excludes certain items, such as stock-based compensation expense.
    The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP financial measures may differ from similarly titled measures used by other companies. Reconciliation of non-GAAP financial measures included in this Proxy Statement to the corresponding GAAP measures can be found in the financial tables of this Annex C.
    The Company believes that non-GAAP financial measures, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of operating results against prior periods and allow for greater transparency of operating results. Management uses non-GAAP financial measures in making financial, operating, compensation and planning decisions. The Company believes non-GAAP financial measures facilitate management and investors in comparing the Company’s financial performance to that of prior periods as well as in performing trend analysis over time.

Annex D
(Risk Factors Summary Excerpt from 10-K)

Risk Factors Summary

The following is a summary of the principal risks we perceive associated with an investment in our securities, each of which is discussed in greater detail in the “Risk Factors” section of [our 2020 Annual Report on Form 10-K] and should not be relied upon as an exhaustive summary of the material risks facing our business.

Risks Related to COVID-19
•The ongoing COVID-19 pandemic may adversely affect our business, results of operations, financial condition, liquidity, and cash flow, including indirectly, by adversely affect our carrier partners’ or our integration partners’ or customers’ businesses;
•We may not be able to sustain our recent revenue growth rate, and, if the impact of the COVID-19 pandemic subsides and consumers revert to pre-pandemic shopping habits, our business could contract rapidly; and
•The ongoing COVID-19 pandemic may exacerbate many of the other risks facing our company, which could in turn have a material adverse effect on us.
Risks Related to Our Industry
•If we are unable to protect our information technology systems against service interruptions, misappropriation of data or breaches of security, our operations could be disrupted, our reputation may be harmed and we could be subject to legal and/or regulatory proceedings and liability;
•We are exposed to risks associated with the collection of credit card information and other customer data and the secure transmission of confidential information over public networks;
•USPS policy, postal reform or government regulations may cause disruptions to, or the discontinuance of our business and adversely affect our ability to compete and our results of operations;
•Our business is subject to extensive and frequently changing rules, regulations and legal interpretations including those regarding privacy and cyber security, and we may be adversely affected by the demands of compliance and/or by our liability for any failure to comply; and
•Our operating results could be adversely affected by consolidation and/or the vertical integration of our competitors, partners and potential customers.
Risks Related to Our Business
•Carriers whose services we offer to our customers could fail to compete successfully with existing or future competitors, resulting in reduced demand for our products and services;
•If we are unable to compete successfully against alternative methods of accessing relevant mailing and shipping services, or if we are unable to respond effectively to technological and market changes, our business and operating results will suffer;
•The discontinuation of certain financial compensation arrangements with the USPS will have an adverse effect on our revenues and operating results, unless we are successful in replacing the lost revenue and profit with similar compensation from the USPS or other potential partners;
•Carriers, e-commerce technology platforms, or our other business and integration partners could modify, discontinue or terminate agreements, strategic alliances, compensation arrangements and other relationships, including with third parties, or cause discounts our customers receive to be diminished or terminated, which would have an adverse effect on us;
•If we fail to effectively market and sell our services and products, to meet and anticipate the demands of our current and prospective customers, or to further develop and upgrade our services and products, then our business will be substantially harmed and could fail;
D - 1

•Our expansion into new products, services, technologies, and geographic regions subjects us to additional business, legal, financial, and competitive risks and places a significant strain on our management, operational, financial, and other resources;
•Brexit, geopolitical uncertainty, and changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations could reduce cross-border trade or otherwise adversely affect our business and results of operations;
•We may be subject to increased customs and regulatory risks from cross-border transactions, and fluctuations in foreign currency exchange rates;
•If we do not successfully attract and retain skilled personnel for permanent management and other key personnel positions, we may not be able to effectively implement our business plan; and
•Pending or future litigation, assertions of violations of intellectual property rights or a failure to protect our intellectual property could harm our competitive position and adversely affect our business and results.
Risks Related to Our Finances, Liquidity and Taxation
•Increases in payment processing fees, any decline in our ability to effectively bill our customers by credit card and debit card or any increase in credit card fraud may increase our operating expenses;
◦We are exposed to risks associated with the credit and capital markets and if we are unable to generate sufficient cash to service our debt and fund our other capital requirements, our liquidity, financial condition, cash flow and reported earnings would be adversely affected;
◦Our Amended and Restated Credit Agreement imposes certain limitations on our ability to make dividend payments and to engage in further borrowing, which could hamper our control over liquidity;
◦We do not collect sales or consumption taxes in some jurisdictions, and we could be subject to material liabilities if successfully challenged; and
◦We could be subject to changes in our effective tax rate which may reduce our net income.
Risks Related to Our Common Stock
•Several provisions of the DGCL and our governing documents could discourage a merger or acquisition, or the USPS may object to a change of control of our common stock, which could inhibit your ability to receive an acquisition premium for your shares and adversely affect the market price of our common stock;
•Our stock price has been volatile, which may make us a target for securities class action litigation; and
•We may expand through acquisitions of, or investments in, other companies or technologies, which may result in dilution to our stockholders and consume resources that may be necessary to sustain our business.
Risks Related to General Economic and Market Conditions
•Global and regional economic political and other conditions could change, and political events, war, terrorism, public health issues and natural disasters could occur, unexpectedly and materially adversely affect our results of operations and financial condition.
D - 2

FORM OF PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

STAMPS.COM INC.
Annual Meeting of Stockholders
June 9, 2021 10:00 AM
This proxy is solicited on behalf of the Board of Directors
The undersigned stockholder of Stamps.com Inc. hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 9, 2021 and the Proxy Statement, each dated May 3, 2021, and hereby appoints each of Ken McBride and Matthew A. Lipson, or either of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders and to vote all shares of common stock of STAMPS.COM INC. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2021 Annual Meeting of Stockholders to be held via a virtual on-line platform accessible at www.virtualshareholdermeeting.com/STMP2021, at 10:00 a.m. Pacific Daylight Savings Time on Wednesday, June 9, 2021, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE, (II) FOR APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FISCAL YEAR 2020 COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AND (III) FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2021. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING OF WHICH THE BOARD OF DIRECTORS DID NOT HAVE NOTICE PRIOR TO FEBRUARY 10, 2021.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STMP2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # --->
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the number of such nominee on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1.To elect two Class I directors to serve for a three-year term ending at the Company's 2024 annual meeting or until his or her successor is duly elected and qualified.

Nominees

1a. G. Bradford Jones 1b. Kate Ann May

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2. To approve, on a non-binding advisory basis, the fiscal year 2020 compensation of the Company's named executive officers;					☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2021.					☐	☐	☐

NOTE: This proxy confers discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting    ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date